ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Financial Statements and Supplemental Schedules

December 31, 2014 and 2013

(With Report of Independent Registered Public Accounting Firm Thereon)

KPMG LLP 4200 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402

Report of Independent Registered Public Accounting Firm

The Board of Directors

Allianz Life Insurance Company of New York:

We have audited the balance sheets of Allianz Life Insurance Company of New York (the Company) as of December 31, 2014 and 2013, and the related statements of operations, comprehensive income (loss), stockholder’s equity, and cash flows for each of the years in the three-year period ended December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allianz Life Insurance Company of New York as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2014, in conformity with U.S. generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information included in Schedules I, II, and III is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ KPMG LLP

Minneapolis, Minnesota

March 23, 2015

KPMG LLP is a Delaware limited liability partnership, the U.S. member firm of KPMG International Cooperative

(“KPMG International”), a Swiss entity.

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Balance Sheets

December 31, 2014 and 2013

(In thousands, except share data)

Assets	2014	2013
Investments:
Fixed-maturity securities, available-for-sale, at fair value (amortized cost of $613,722 and $615,294, respectively)	$655,141	645,870
Short-term securities	13,728	—
Policy loans	253	263
Derivatives	4,516	5,508
Equity securities, trading, (cost of $1,855 and $0, respectively)	1,858	—

Total investments	675,496	651,641
Cash and cash equivalents	27,639	22,710
Accrued investment income	8,130	8,795
Receivables (net of allowance for uncollectible accounts of $20 and $18, respectively)	7,039	4,160
Reinsurance recoverable	3,091	2,501
Deferred acquisition costs	118,319	104,002
Other assets	34,014	28,502

Assets, exclusive of separate accounts assets	873,728	822,311
Separate account assets	2,214,422	1,986,039

Total assets	$3,088,150	2,808,350

Financial Statements and Supplemental Schedules	2	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Balance Sheets

December 31, 2014 and 2013

(In thousands, except share data)

Liabilities and Stockholder’s Equity	2014	2013
Policyholder liabilities:
Account balances and future policy benefit reserves	$691,011	578,120
Policy and contract claims	2,787	1,528
Unearned premiums	1,518	1,559
Other policyholder funds	2,203	1,801

Total policyholder liabilities	697,519	583,008
Other derivative liabilities	4,894	73,273
Other liabilities	9,908	9,769

Liabilities, exclusive of separate account liabilities	712,321	666,050
Separate account liabilities	2,214,422	1,986,039

Total liabilities	2,926,743	2,652,089

Stockholder’s equity:
Common stock, $10 par value. Authorized, issued, and outstanding 200,000 shares, at December 31, 2014 and 2013	2,000	2,000
Additional paid-in capital	72,500	72,500
Retained earnings	70,251	71,414
Accumulated other comprehensive income, net of tax	16,656	10,347

Total stockholder’s equity	161,407	156,261

Total liabilities and stockholder’s equity	$3,088,150	2,808,350

See accompanying notes to financial statements.

Financial Statements and Supplemental Schedules	3

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Statements of Operations

Years ended December 31, 2014, 2013 and 2012

(In thousands)

	2014	2013	2012
Revenue:
Premiums	$4,559	4,703	4,760
Policy fees	58,599	47,579	36,988
Premiums and policy fees, ceded	(1,442)	(1,549)	(1,556)

Net premiums and policy fees	61,716	50,733	40,192
Interest and similar income, net	28,850	29,664	30,850
Change in fair value of assets and liabilities	66,815	(78,973)	(14,676)
Realized investment gains, net	77	829	14,502
Fee, commission, and other revenue	6,864	5,904	4,698

Total revenue	164,322	8,157	75,566

Benefits and expenses:
Policyholder benefits	7,993	9,668	10,876
Change in fair value of annuity embedded derivatives	112,364	(71,546)	2,473
Net interest credited to account values	24,635	25,342	12,545
Benefit recoveries	(1,099)	(1,567)	(2,324)

Net benefits	143,893	(38,103)	23,570
Commissions and other agent compensation	25,275	23,011	22,105
General and administrative expenses	14,514	12,508	13,035
Change in deferred acquisition costs, net	(15,064)	(6,163)	4,430

Total benefits and expenses	168,618	(8,747)	63,140

(Loss) income from operations before income taxes	(4,296)	16,904	12,426

Income tax (benefit) expense:
Current	4,774	2,495	17,206
Deferred	(7,907)	1,930	(13,885)

Total income tax (benefit) expense	(3,133)	4,425	3,321

Net (loss) income	$(1,163)	12,479	9,105

Supplemental disclosures:
Realized investment gains, net:
Total other-than-temporary impairment losses on securities	$—	(241)	(169)
Portion of loss recognized in other comprehensive income	—	—	—

Net impairment losses recognized in realized investment gains, net	—	(241)	(169)
Other net realized gains	77	1,070	14,671

Realized investment gains, net	$77	829	14,502

See accompanying notes to financial statements.

Financial Statements and Supplemental Schedules	4

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Statements of Comprehensive Income (Loss)

Years ended December 31, 2014, 2013, and 2012

(In thousands)

	2014	2013	2012
Net (loss) income	$(1,163)	12,479	9,105
Other comprehensive income (loss):
Unrealized gains (losses) on fixed-maturity securities	6,309	(23,698)	9,568

Total other comprehensive income (loss)	6,309	(23,698)	9,568

Total comprehensive income (loss)	$5,146	(11,219)	18,673

See accompanying notes to financial statements.

Financial Statements and Supplemental Schedules	5

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Statements of Stockholder’s Equity

Years ended December 31, 2014, 2013, and 2012

(In thousands)

	Common stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income	Total stockholder’s equity
2012:
Balance, beginning of year	$2,000	52,500	49,830	24,477	128,807
Comprehensive income (loss):
Net income	—	—	9,105	—	9,105
Net unrealized gain on investments, net of shadow adjustments and deferred taxes	—	—	—	9,568	9,568

Total comprehensive income					18,673

Capital contribution	—	20,000	—	—	20,000

Balance, end of year	$2,000	72,500	58,935	34,045	167,480

2013:
Balance, beginning of year	$2,000	72,500	58,935	34,045	167,480
Comprehensive income (loss):
Net income	—	—	12,479	—	12,479
Net unrealized loss on investments, net of shadow adjustments and deferred taxes	—	—	—	(23,698)	(23,698)

Total comprehensive (loss)					(11,219)

Balance, end of year	$2,000	72,500	71,414	10,347	156,261

2014:
Balance, beginning of year	$2,000	72,500	71,414	10,347	156,261
Comprehensive income (loss):
Net loss	—	—	(1,163)	—	(1,163)
Net unrealized gain on investments, net of shadow adjustments and deferred taxes	—	—	—	6,309	6,309

Total comprehensive income					5,146

Balance, end of year	$2,000	72,500	70,251	16,656	161,407

See accompanying notes to financial statements.

Financial Statements and Supplemental Schedules	6

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Statements of Cash Flows

Years ended December 31, 2014, 2013, and 2012

(In thousands)

	2014	2013	2012
Cash flows provided by (used in) operating activities:
Net (loss) income	$(1,163)	12,479	9,105
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Realized investment gains, net	(77)	(829)	(14,502)
Change in annuity-related options, derivatives, and gross reserves	(71,181)	66,071	12,557
Deferred federal income tax (benefit) expense	(7,907)	1,930	(13,885)
Charges to policy account balances	(173)	(247)	(253)
Interest credited to policy account balances	24,336	25,275	12,610
Amortization of discount, net	(409)	1,570	1,188
Change in:
Receivables and other assets	(4,112)	(1,971)	8,981
Reinsurance recoverable	(590)	(287)	(297)
Deferred acquisition costs	(15,064)	(6,163)	4,430
Future policy benefit reserves	121,202	(71,613)	(5,197)
Policy and contract claims	1,259	(1,156)	(518)
Unearned premiums	(17)	(56)	73
Other policyholder funds	402	347	(522)
Other liabilities	(357)	(13,836)	21,400
Payable to (receivable from) parent	794	(2,924)	5,024

Total adjustments	48,106	(3,889)	31,089

Net cash provided by operating activities	46,943	8,590	40,194

Cash flows (used in) provided by investing activities:
Purchase of available-for-sale fixed-maturity securities	(62,126)	(109,700)	(188,285)
Purchase of available-for-sale equity securities	(4,780)	—	—
Sale and other redemptions of fixed-maturity securities	57,669	123,684	189,191
Maturity of fixed-maturity securities	6,510	6,980	1,300
Sale of available-for-sale equity securties	2,927	—	—
Net change in short-term securities	(13,728)	—	—
Opions purchased, net	(174)	—	—
Other, net	10	(2)	92

Net cash (used in) provided by investing activities	(13,692)	20,962	2,298

Cash flows (used in) provided by financing activities:
Policyholders’ deposits to account balances	17,043	1,532	5,030
Policyholders’ withdrawals from account balances	(45,731)	(68,304)	(41,074)
Policyholders’ net transfers between account balances	182	(3,504)	(2,254)
Change in amounts drawn in excess of bank balances	184	(792)	963
Contribution from parent	—	—	20,000

Net cash (used in) provided by financing activities	(28,322)	(71,068)	(17,335)

Net change in cash and cash equivalents	4,929	(41,516)	25,157
Cash and cash equivalents at beginning of year	22,710	64,226	39,069

Cash and cash equivalents at end of year	$27,639	22,710	64,226

See accompanying notes to financial statements.

Financial Statements and Supplemental Schedules	7

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

(1)	Organization

Allianz Life Insurance Company of New York (the Company) is a wholly owned subsidiary of Allianz Life Insurance Company of North America (Allianz Life), which is a wholly owned subsidiary of Allianz of America, Inc. (AZOA). AZOA is a wholly owned subsidiary of Allianz Europe B.V., which is a wholly owned subsidiary of Allianz SE. Allianz SE is a European Company registered in Munich, Germany.

The Company is a life insurance company licensed to sell annuity, group and traditional life and group accident and health policies in six states and the District of Columbia. Based on 2014 statutory net premium written, 99% of the Company’s business is annuity. Accident and health, and life insurance combined, amount to less than 1% of the Company’s business. The annuity business consists of variable and fixed-indexed annuities representing 99.8% and 0.2% of 2014 statutory annuity net premium written, respectively. Accident and health business comprises primarily long-term care (LTC) insurance. During 2011, the Company discontinued selling fixed annuity products. Prior to 2011, the Company had discontinued selling life and LTC products. The Company’s primary distribution channel is through broker-dealers.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP), which vary in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities.

(b)	Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect reported amounts of assets and liabilities, including reporting or disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Future events, including changes in mortality, morbidity, interest rates, capital markets, and asset valuations could cause actual results to differ from the estimates used in the Financial Statements. Such changes in estimates are recorded in the period they are determined.

(c)	Investment Products and Universal Life Business

Investment products consist primarily of variable and fixed annuity products. Premium receipts are reported as deposits to the contract holders’ accounts. Policy fees on the Statements of Operations represent asset fees, cost of insurance charges, administrative fees, charges for guarantees on investment products, and surrender charges for investment products and universal life insurance. These fees have been earned and assessed against contract holders on a daily or monthly basis throughout the contract period and are recognized as revenue when assessed and earned. Amounts assessed that represent compensation to the Company for services to be provided in future periods are not earned in the period assessed. Such amounts are reported as unearned premiums and recognized in operations over the period benefited using the same assumptions and factors used to amortize capitalized acquisition costs. Surrender charges are recognized upon surrender of a contract

Financial Statements and Supplemental Schedules	8	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

in accordance with contractual terms. Derivatives embedded in fixed-indexed and variable products are recorded at fair value and changes in value are included in change in fair value of annuity embedded derivatives on the Statements of Operations. Benefits consist of interest credited to contract holders’ accounts and claims incurred in excess of the contract holders’ account balance and are included in net interest credited to account values and policyholder benefits, respectively, on the Statements of Operations.

During 2014, the Company began offering a variable annuity product that combines a separate account option with a general account option that is similar to a fixed-indexed annuity. The Company has elected the fair value option to account for the entire insurance contract liability and the mutual fund assets backing the separate account. The insurance contracts’ reserves are reported in account balances and future policy benefit reserves and the mutual fund assets backing the separate account are reported in equity securities, trading on the Consolidated Balance Sheets. Electing the fair value option for an insurance contract liability requires that the Company account for that liability as a financial instrument and also requires that acquisition costs be recognized immediately in expense.

(d)	Life and Accident and Health Insurance

Premiums on traditional life products are recognized as earned when due. Benefits and expenses are associated with earned premiums so as to result in recognition of profits over the life of the contracts. This association is accomplished by establishing provisions for future policy benefits and deferral and amortization of related acquisition costs.

Accident and health premiums are recognized as earned on a pro rata basis over the risk coverage periods. Benefits and expenses are recognized as incurred.

(e)	Deferred Acquisition Costs

Acquisition costs consist of commissions and other incremental costs that are directly related to the successful acquisition of insurance contracts. Acquisition costs are deferred to the extent recoverable from future policy revenues and gross profits. For interest-sensitive products and variable annuity contracts issued in 2010 and after, acquisition costs are amortized in relation to the present value of expected future gross profits from investment and mortality, morbidity, and expense charges. For variable annuity contracts issued prior to 2010, acquisition costs are amortized in relation to the present value of estimated gross revenues from investment and mortality, morbidity, and expense charges. Acquisition costs for accident and health insurance policies are deferred and amortized over the lives of the policies in the same manner as premiums are earned. For traditional life and group life products, such costs are amortized over the projected earnings pattern of the related policies using the same actuarial assumptions used in computing future policy benefit reserves. Deferred acquisition costs (DAC) are reviewed for recoverability and loss recognition, at least annually, and adjusted when necessary. Recoverability and loss recognition are evaluated separately for fixed annuities, variable annuities, and life insurance products. The evaluation is a two-step process where current policy year issues are evaluated for recoverability, and then in-force policies are evaluated for loss recognition. Before assessing recoverability and loss recognition, DAC is capped, if necessary, such that the balance cannot exceed the original capitalized costs plus interest.

Financial Statements and Supplemental Schedules	9	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

Adjustments to DAC are made to reflect the corresponding impact on the present value of expected future gross profits and revenue from unrealized gains and losses on available-for-sale investments used to support policyholder liabilities (commonly known as shadow DAC). These adjustments are included in accumulated other comprehensive income and are explained further in the investments section of this note.

Changes in assumptions can have an impact on the amount of DAC reported for annuity and life insurance products and their related amortization patterns. In the event experience differs from assumptions or assumptions are revised, the Company is required to record an increase or decrease in DAC amortization expense (DAC unlocking). In general, increases in the estimated investment spreads and fees result in increased expected future profitability and may lower the rate of DAC amortization, while increases in costs of product guarantees, and lapse/surrender and mortality assumptions reduce the expected future profitability of the underlying business and may increase the rate of DAC amortization.

The Company formally evaluates the appropriateness of the best-estimate assumptions on an annual basis. If the economic environment or policyholder behavior changes quickly and substantially, assumptions will be reviewed more frequently to affirm best estimates. Any resulting DAC unlocking is reflected prospectively as a change in DAC, net on the Statements of Operations.

Adjustments may also be made to the estimated gross profits (EGP) related to DAC that correspond with deferred annuities and universal life products for investment activity, such as write-downs on other-than-temporarily impaired fixed-maturity securities. Management action may include assumption changes in the DAC models, such as adjustments to expected future gross profits used, as well as in-force management action such as crediting rate changes or index rate cap adjustments. This approach applies to fixed-maturity securities purchased as investment-grade only and not noninvestment-grade items that were purchased with other yield considerations. See further discussion of DAC unlocking in note 8.

The Company assesses internal replacements on insurance contracts to determine whether such modifications significantly change the contract terms. An internal replacement represents a modification in product benefits, features, rights, or coverage that occurs by the exchange of an in-force insurance contract for a new insurance contract, or by amendment, endorsement, or rider to a contract, or by the election of a feature or coverage within a contract. If the modification substantially changes the contract, the remaining DAC on the original contract are immediately expensed and any new DAC on the replacement contract are deferred. If the contract modification does not substantially change the contract, DAC amortization on the original contract continues and any new acquisition costs associated with the modification are immediately expensed.

Financial Statements and Supplemental Schedules	10	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

(f)	Deferred Sales Inducements

Sales inducements are product features that enhance the investment yield to the contract holder on the contract. The Company offers two types of sales inducements on certain universal life and annuity contracts. The first type, an immediate bonus, increases the account value at inception, and the second type, a persistency bonus, increases the account value at the end of a specified period.

Annuity sales inducements are deferred when credited to contract holders, and life sales inducements are deferred and recognized as part of the liability for policy benefits. Deferred sales inducements (DSI) is reported in other assets in the Balance Sheets. They are amortized over the expected life of the contract in a manner similar to DAC and are reviewed annually for recoverability. DSI capitalization and amortization is recorded in policyholder benefits on the Statements of Operations.

Adjustments to DSI are made to reflect the estimated corresponding impact on the present value of expected future gross profits and revenues from unrealized gains and losses on available-for-sale investments used to support policyholder liabilities (commonly known as shadow DSI). These adjustments are included in accumulated other comprehensive income and are explained further in the Investments section of this note.

Adjustments may also be made to DSI related to deferred annuities for investment activity, such as write-downs on other-than-temporarily impaired fixed-maturity securities. Management action may include assumption changes in the DSI models, such as adjustments to expected future gross profits used, as well as policyholder changes, such as credited rate changes. This approach applies to fixed-maturity securities purchased at investment-grade only and not noninvestment-grade items that were purchased with other yield considerations.

(g)	Account Balances and Future Policy Benefit Reserves

Policy and contract account balances for interest-sensitive products, which include universal life and fixed deferred annuities, are generally carried at accumulated contract values. For fixed-indexed annuity products, the policyholder obligation is divided into two parts: the first part representing the value of the underlying base contract (host contract); and the second part representing the fair value of the expected index benefit over the life of the contract. The host contract is valued using principles consistent with similar deferred annuity contracts without an index benefit. The index benefit is valued at fair value using current capital market assumptions, such as index and volatility, to estimate future index levels. The index benefit valuation is also dependent upon estimates of future policyholder behavior. The Company must include provisions for the Company’s own credit risk and for risk that the Company’s assumptions about policyholder activity could differ from actual experience. The fair value determination of the index benefit is sensitive to the economic market and interest rate environment, as it is discounted at current market interest rates. There is volatility in this liability due to these external market sensitivities.

Policy and contract account balances for variable annuity products are carried at accumulated contract values. Future policy benefit reserves for any death and income benefits that may exceed the accumulated contract values are established using a range of economic scenarios and are accrued using assumptions consistent with those used in estimating gross profits for purposes of amortizing DAC. Future policy benefit reserves for accumulation and withdrawal benefits that may exceed account values are established using capital market assumptions, such as index and volatility, along with estimates of future policyholder behavior.

Financial Statements and Supplemental Schedules	11	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

Future policy benefit reserves on traditional life products are computed by the net level-premium method based upon estimated future investment yield, mortality, and withdrawal assumptions, commensurate with the Company’s experience, modified as necessary to reflect anticipated trends, including possible unfavorable deviations. Most life reserve interest assumptions range from 2.3% to 6.0%.

(h)	Policy and Contract Claims

Policy and contract claims include the liability for claims reported but not yet paid, claims incurred but not yet reported (IBNR), and claim settlement expenses on the Company’s accident and health business. Actuarial reserve development methods are generally used in the determination of IBNR liabilities. In cases of limited experience or lack of credible claims data, loss ratios are used to determine an appropriate IBNR liability. Claim and IBNR liabilities of a short-term nature are not discounted, but those claim liabilities resulting from disability income or long-term care benefits include interest and mortality discounting.

(i)	Reinsurance

The Company assumes and cedes business with other insurers. Reinsurance premium and benefits paid or provided are accounted for in a manner consistent with the basis used in accounting for original policies issued and the terms of the reinsurance contracts and are included in premiums and policy fees, ceded, and benefit recoveries, respectively, on the Statements of Operations. Insurance liabilities are reported before the effects of reinsurance. Account balances and future policy benefit reserves, and policy and contract claims covered under reinsurance contracts are recorded as a reinsurance recoverable on the Balance Sheets. Amounts paid or deemed to have been paid for claims covered by reinsurance contracts are recorded as receivables on the Balance Sheets. Reinsurance recoverables are recognized in a manner consistent with the liabilities related to the underlying reinsured contracts. Amounts due to other insurers on assumed business are recorded as a reinsurance payable, and are included in other liabilities on the Balance Sheets.

A gain recognized when the Company enters into a coinsurance agreement with a third-party reinsurer is deferred and recorded in other liabilities on the Balance Sheets. Such gains are amortized into operations over the revenue-producing period or the claims run-off period, of the related reinsured policies. These amortized gains are recorded in other revenue on the Statements of Operations.

(j)	Investments

Fixed-maturity and Equity Securities

The Company has portfolios of certain fixed-maturity securities classified as “available-for-sale.” Accordingly, the securities are carried at fair value, and related unrealized gains and losses are

Financial Statements and Supplemental Schedules	12	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

credited or charged directly to accumulated other comprehensive income in stockholder’s equity, net of tax and related shadow adjustments. The adjustments to DAC and DSI represent the change in amortization that would have been required as a charge or credit to operations had such unrealized amounts been realized.

Dividends are accrued on the date they are declared, and interest is accrued as earned. Premiums or discounts on fixed-maturity securities are amortized using the constant yield method. Realized gains and losses are computed based on the average cost basis of all lots owned of each security.

Mortgage-backed securities and structured securities are amortized using anticipated prepayments. Prepayment assumptions for loan-backed securities are obtained from various external sources or internal estimates. The Company believes these assumptions are consistent with those a market participant would use. The Company recognizes income using a constant effective yield method based on prepayment assumptions and the estimated economic life of the securities. When estimated prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments using the retrospective method. Any resulting adjustment is included in interest and similar income, net on the Statements of Operations.

Short-term securities are carried at amortized cost, which approximates fair value. Policy loan balances, which are supported by the underlying cash value of the policies, are carried at unpaid principal balances, which approximate fair value.

The fair value of fixed-maturity securities is obtained from third-party pricing sources whenever possible. Management completes its own Independent Price Verification (IPV) process, which ensures security pricing is obtained from a third-party source other than the sources used by the investment managers. The IPV process supports the reasonableness of price overrides and challenges by the investment managers and reviews pricing for appropriateness. Results of the IPV are reviewed by the Company’s Pricing Committee.

The Company reviews the available-for-sale investment portfolio to determine whether or not declines in fair value are other than temporary. The Company continues to evaluate factors in addition to average cost and fair value, including credit quality, the extent and duration of the decline, market analysis, current events, recent price declines, likelihood of recovery in a reasonable period of time, and management’s judgment, to determine whether fixed-income securities are considered other-than-temporarily impaired. In addition, the Investments – Debt and Equity Securities Topic of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (Codification) requires that the Company evaluate other-than-temporary impairments (OTTI) on available-for-sale and held-to-maturity fixed-maturity securities based on additional factors. Specifically, declines in value resulting from changes in risk-free interest rates must also be considered.

When the fair value of a fixed-maturity security is less than its amortized cost, the Company assesses whether or not: (i) it has the intent to sell the security or (ii) it is more likely than not that the Company will be required to sell the security before its anticipated recovery. The Company evaluates these factors to determine whether the Company or any of its investment managers have an intent to

Financial Statements and Supplemental Schedules	13	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

sell a security or a group of securities. Additionally, the Company performs a cash flow projection for several years into the future to determine whether cash needs would require the sale of any securities in an unrealized loss position. If either of these conditions is met, the Company must recognize an OTTI for the difference between the investment’s amortized cost basis and its fair value through earnings. For securities that do not meet the above criteria, and the Company does not expect to recover a security’s amortized cost basis, the security is considered other-than-temporarily impaired. For these securities, the Company separates the total impairment into the credit loss component and the amount of the loss related to other factors. The amount of the total impairment related to credit loss is considered an OTTI and is recognized in realized investment gains, net on the Statements of Operations. The amount of the total impairment related to other factors is recognized in other comprehensive income, net of impacts to DAC, DSI, reserves, and deferred income taxes. For available-for-sale and held-to-maturity securities that have recognized an OTTI through earnings, if through subsequent evaluation there is a significant increase in the cash flow expected, the difference between the amortized cost basis and the discounted cash flows expected to be collected is accreted as interest income. Subsequent increases and decreases not related to additional credit losses in the fair value of available-for-sale securities are included as a separate component in the Statements of Comprehensive Income (Loss).

The Company evaluates whether a credit loss exists by considering primarily the following factors: (a) the length of time and extent to which the fair value has been less than the amortized cost of the security, (b) changes in the financial condition, credit rating, and near-term prospects of the issuer, (c) whether the issuer is current on contractually obligated interest and principal payments, (d) changes in the financial condition of the security’s underlying collateral, if any, and (e) the payment structure of the security. The Company uses a probability-weighted cash flow model for corporate bonds to determine the credit loss amount. This measurement is a quantitative and qualitative process that incorporates information received from third-party sources along with certain internal assumptions and significant judgments regarding the future performance of the security. The Company’s probability-weighted cash flow model involves assumptions including, but not limited to, various performance indicators, such as historical and projected default and recovery rates, credit ratings, and current delinquency rates. For structured securities, the Company selects a probability-weighted or best estimate cash flow model depending on the specifics of the individual security and the information available to measure the expected cash flows of the underlying collateral. In the event that sufficient information is not available to measure the expected cash flows of a structured security in a timely manner due to a lack of available information on the valuation date, the entire decline in fair value is considered to be related to credit loss.

The Company provides a supplemental disclosure on its Statements of Operations that presents the total OTTI losses recognized during the period less the portion of OTTI losses recognized in other comprehensive income to equal the credit-related portion of OTTI that was recognized in earnings during the period. The portion of OTTI losses recognized in other comprehensive income includes the portion of OTTI losses related to factors other than credit recognized during the period, offset by reclassifications of OTTI losses previously determined to be related to factors other than credit that are determined to be credit-related in the current period. The amount presented in the supplemental disclosure on the Statements of Operations represents the portion of OTTI losses recognized in other comprehensive income and excludes subsequent increases and decreases in the fair value of these securities.

Financial Statements and Supplemental Schedules	14	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

The Company views equity securities that have a fair value of at least 20% below average cost at the end of a quarter or are in an unrealized loss position for nine consecutive months as other-than-temporarily impaired. However, other factors, including market analysis, current events, recent price declines, and management’s judgment related to the likelihood of recovery within a reasonable period of time, are also used to determine whether equity securities are considered other-than-temporarily impaired and may result in an equity security being impaired. All previously impaired equity securities will incur additional OTTI should the fair value fall below the book value.

Impairments in the value of securities held by the Company, considered to be other than temporary, are recorded as a reduction of the cost of the security, and a corresponding realized loss is recognized in the Statements of Operations. The Company adjusts DAC, and DSI for impairments on securities, as discussed in their respective sections of this note.

Options and Futures Contracts

The Company provides additional benefits through certain life and annuity products, which are linked to the fluctuation of various United States and international stock market indices. In addition, certain variable annuity contracts provide minimum guaranteed benefits. The Company has analyzed the characteristics of these benefits and has entered into over-the-counter (OTC) option contracts and exchange-traded futures contracts tied to an appropriate underlying index with similar characteristics with the objective to economically hedge these risks. The Company uses exchange-traded futures contracts with the objective to increase the effectiveness of the economic hedge. Management monitors in-force amounts and option and futures contract values to ensure satisfactory matching and to identify unsatisfactory mismatches. If persistency assumptions were to deviate significantly from anticipated rates, management would purchase or sell option and futures contracts as deemed appropriate or take other actions.

The OTC option contracts are reported at fair value as derivatives on the Balance Sheets. The fair value of the OTCs is derived internally and deemed by management to be reasonable via performing an IPV process. The process of deriving internal derivative prices requires the Company to calibrate Monte Carlo scenarios to actual market information. The calibrated scenarios are applied to derivative cash flow models to calculate fair value prices for the derivatives. Futures contracts do not require an initial cash outlay, and the Company has agreed to daily net settlement based on movements of the representative index. Therefore, no asset or liability is recorded on the Balance Sheets. Gains and/or losses on futures contracts are included in change in fair value of assets and liabilities on the Statements of Operations.

Interest Rate Swaps

The Company utilizes interest rate swaps to hedge cash flows and market risks embedded in certain annuities. The interest rate swaps are reported at fair value as derivatives on the Balance Sheets. The fair value of the interest rate swaps is derived using a third-party vendor software program and deemed by management to be reasonable. Changes in unrealized gains and losses on the swaps are recorded in change in fair value of assets and liabilities on the Statements of Operations.

Financial Statements and Supplemental Schedules	15	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

(k)	Receivables

Receivable balances (contractual amount less allowance for doubtful accounts) are based on pertinent information available to management as of year-end, including the financial condition and creditworthiness of the parties underlying the receivables. Receivable balances are monitored and allowances for doubtful accounts are maintained based on the nature of the receivable, and the Company’s assessment of the ability to collect. The allowance is estimated by aging the balances due from individual parties and generally setting up an allowance for any balances that are more than 90 days old.

(l)	Income Taxes

The Company and the Company’s parent, Allianz Life, file a consolidated federal income tax return with AZOA and many of its wholly owned subsidiaries. The consolidated tax allocation agreement stipulates that each company participating in the return will bear its share of the tax liability pursuant to certain tax allocation elections under the Internal Revenue Code and its related regulations, and that reimbursement will be in accordance with an intercompany tax reimbursement arrangement. The Company generally will be paid for the tax benefit on its losses and any other tax attributes to the extent it could have obtained a benefit against the Company’s post-1990 separate return tax liability.

The Company provides for federal income taxes based on amounts the Company believes it ultimately will owe. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain items and the realization of certain tax credits. In the event the ultimate deductibility of certain items or the realization of certain tax credits differs from estimates, the Company may be required to significantly change the provision for federal income taxes recorded on the Balance Sheets. Any such change could significantly affect the amounts reported on the Statements of Operations. Management uses best estimates to establish reserves based on facts and circumstances regarding tax exposure items where the ultimate deductibility is open to interpretation. Quarterly, management evaluates the appropriateness of such reserves based on any developments specific to their fact patterns. Information considered includes results of completed tax examinations, Technical Advice Memorandums, and other rulings issued by the Internal Revenue Service (IRS) or the tax courts.

The Company utilizes the asset and liability method of accounting for income tax. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. Valuation allowances are established when it is determined that it is more likely than not that the deferred tax asset will not be fully realized or that the related temporary differences, such as OTTI, will not reverse over time (see further discussion in note 13).

Financial Statements and Supplemental Schedules	16	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

(m)	Separate Accounts and Annuity Product Guarantees

The Company issues variable annuity contracts through its separate accounts for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contract holder. The Company recognizes gains or losses on transfers from the general account to the separate accounts at fair value to the extent of contract holder interests in separate accounts, which are offset by changes in contract holder liabilities. The Company also issues variable annuity contracts through its separate accounts, where the Company provides certain contractual guarantees to the contract holder. These guarantees are in the form of a guaranteed minimum death benefit (GMDB), a guaranteed minimum income benefit (GMIB), a guaranteed minimum accumulation benefit (GMAB), and a guaranteed minimum withdrawal benefit (GMWB). These guarantees provide for benefits that are payable to the contract holder in the event of death, annuitization, or at specified dates during the accumulation period.

Separate account assets supporting variable annuity contracts represent funds for which investment income and investment gains and losses accrue directly to contract holders. Each fund has specific investment objectives, and the assets are carried at fair value. The assets of each account are legally segregated and are not subject to claims that arise out of any of the other business of the Company. Separate account assets and liabilities are reported as summary totals on the Balance Sheets. Amounts charged to the contract holders for mortality and contract maintenance are included in policy fees on the Statements of Operations. These fees have been earned and assessed against contract holders on a daily or monthly basis throughout the contract period and are recognized as revenue when assessed and earned. Changes in GMDB and GMIB are calculated in accordance with the Financial Services – Insurance Topic of the Codification, and are included in policyholder benefits on the Statements of Operations. GMAB and GMWB are considered to be embedded derivatives under the Derivatives and Hedging Topic of the Codification, and the changes in these embedded derivatives are included in change in fair value of annuity embedded derivatives on the Statements of Operations.

The GMDB net amount at risk is defined as the guaranteed amount that would be paid upon death, less the current accumulated contract holder account value. The GMIB net amount at risk is defined as the current amount that would be needed to fund expected future guaranteed payments less the current contract holder account value, assuming that all benefit selections occur as of the valuation date. The GMAB net amount at risk is defined as the current amount that would be added to the contracts less the current contract holder account value. The GMWB net amount at risk is defined as the current accumulated benefit base amount less the current contract holder account value.

Financial Statements and Supplemental Schedules	17	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

The GMDB provides a specified minimum return upon death. The survivor has the option to terminate the contract or continue it and have the death benefit paid into the contract. The Company’s GMDB options have the following features:

•	Return of Premium: Provides the greater of account value or total deposits made to the contract, less any partial withdrawals and assessments

•	Reset: Provides the greater of a return of premium death benefit or the most recent five-year anniversary account value (prior to age 81), adjusted for withdrawals

•

Ratchet: Provides the greater of a return of premium death benefit or the highest specified anniversary account value (prior to age 81), adjusted for withdrawals. There are three versions of ratchet, with the difference based on the definition of anniversary: quarter, evaluated quarterly; annual, evaluated annually; and six-year, evaluated every sixth year.

The GMIB is a living benefit that provides the contract holder with a guaranteed annuitization value. The GMIB features are:

•	Return of Premium: Provides the greater of account value or total deposits made to the contract, less any partial withdrawals and assessments

•

Rollup: Provides an annuitization value equal to the greater of account value and premiums, adjusted for withdrawals accumulated with a compound interest rate, which is subject to a cap for certain interest rates and products

The GMDB and GMIB liabilities are determined each period by estimating the expected future claims in excess of the associated account balances. The Company regularly evaluates estimates and adjusts the additional liability balance, with a related charge or credit to policyholder benefits on the Statements of Operations, if actual experience or other evidence suggests that earlier assumptions should be revised.

The following assumptions were used to determine the GMDB and GMIB liabilities as of December 31, 2014 and 2013:

•	100 stochastically generated investment performance scenarios.

•	Mean investment performance assumption was 6.5% for 2014 and 2013.

•	Volatility assumption was 13.4% for 2014 and 2013.

•

Mortality assumption of 90.0% of the Annuity 2000 Mortality Table for all variable annuity products in 2014. In 2013, the assumption was 93.3% of the Annuity 2000 Mortality Table for all actively sold variable annuity products and 50.0% of the 1994 MGDB Mortality Table for all other products.

•	Lapse rates vary by contract type and duration. Spike rates could approach 40%, with an ultimate rate around 15%.

Financial Statements and Supplemental Schedules	18	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

•	Discount rates vary by contract type and are equal to an assumed long-term investment return (6.5%), less the applicable mortality and expense rate.

•	GMIB contracts contain a dynamic lapse assumption. For example, if the contract is projected to have a large additional benefit, then it becomes less likely to lapse.

The GMAB is a living benefit that provides the contract holder with a guaranteed value that was established at least five years prior at each contract anniversary. This benefit is first available at the fifth contract anniversary, seventh contract anniversary, or tenth contract anniversary depending on the type of contract. Depending on the contract holder’s selection at issue, this value either may be a return of premium or may reflect market gains, adjusted at least proportionately for withdrawals. The contract holder also has the option to reset this benefit.

The GMWB is a living benefit that provides the contract holder with a guaranteed amount of income in the form of partial withdrawals. The benefit is payable provided the covered person is between the specified ages in the contract. The benefit is a fixed rate (depending on the age of the covered person) multiplied by the benefit base in the first year the benefit is taken and contract value in following years. The benefit does not decrease if the contract value decreases due to market losses. The benefit can decrease if the contract value is reduced by withdrawals. The benefit base used to calculate the initial benefit is the maximum of the contract value, the quarterly anniversary value, or the guaranteed annual increase of purchase payments (capped at twice the total purchase payments). Additionally, there is a GMWB living benefit where the benefit is an initial payment percentage established at issue, based on issue age. For each year there is a year-over-year contract value increase, the payment percentage will increase by 1.0% (up to age 91). This payment percentage is applied against total purchase payments instead of a benefit base value.

The GMAB and GMWB liabilities are determined each period as the difference between expected future claims and the expected future profits. One result of this calculation is that these liabilities can be negative (contra-liability). The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to change in fair value of annuity embedded derivatives on the Statements of Operations, if experience or other evidence suggests that earlier assumptions should be revised. Products featuring these benefits were first issued in 2007. In the calendar year that a product launches, the reserves are set to zero, until the policy’s first anniversary date.

The following assumptions were used to determine the GMAB and GMWB liabilities as of December 31, 2014 and 2013:

•	1000 stochastically generated investment performance scenarios.

Financial Statements and Supplemental Schedules	19	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

•	Market volatility assumption varies by fund type and grades from a current volatility number to a long-term assumption over four years as shown below:

Fund index type	Current volatility	Long-term forward volatility
2014:
Large cap	16.6%	18.2%
Bond	3.4	3.9
International	16.3	23.7
Small cap	21.3	21.2

Fund index type	Current volatility	Long-term forward volatility
2013:
Large cap	15.8%	18.2%
Bond	3.4	4.0
International	17.0	24.5
Small cap	19.8	21.1

•

Mortality assumption of 90.0% of the Annuity 2000 Mortality Table for all variable annuity products in 2014. In 2013, the assumption was 93.3% of the Annuity 2000 Mortality Table for actively sold variable annuity products and 50.0% of the 1994 MGDB Mortality Table for all other products.

•	Lapse rates vary by contract type and duration. Spike rates could approach 40%, with an ultimate rate around 15%.

GMAB cash flows are discounted using a rate equal to the current month’s London Interbank Offered Rate (LIBOR) plus a Company specific spread for the years ended December 31, 2014 and 2013. Beginning in December of 2014, the expected life-contingent GMWB payments are discounted using a blend of short and long term rates to the date the account value is expected to be exhausted. These obligations and all cash flows are then discounted to the current date using LIBOR plus a spread for the Company’s own nonperformance risk. Previously, GMWB cash flows were discounted using a rate equal to the current month’s LIBOR plus a Company specific spread. In 2012 and prior years, these cash flows were discounted using the U.S. Treasury rate plus a company specific spread

The Company has in-force fixed-indexed annuities with a GMWB as an optional rider. The GMWB has a roll-up feature. The net amount at risk is partially limited because the contract holder account value has an annual credit that is floored at zero. Since the account value cannot decrease, in contrast to a variable annuity, the difference between the withdrawal value and the account value will not diverge to the degree that is possible in a variable annuity.

Financial Statements and Supplemental Schedules	20	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

(n)	Permitted Statutory Accounting Practices

The Company is required to file annual statements with insurance regulatory authorities, which are prepared on an accounting basis prescribed or permitted by such authorities. Prescribed statutory accounting practices include state laws, regulations, and general administrative rules, as well as a variety of publications of the National Association of Insurance Commissioners (NAIC). Permitted statutory accounting practices encompass all accounting practices that are not prescribed; such practices differ from state to state, may differ from company to company within a state, and may change in the future. The Company did not have any permitted practices in effect in 2014.

(o)	Recently Issued Accounting Pronouncements – Adopted

In November 2014, the FASB issued amendments to provide an acquired entity with an option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. An acquired entity may elect the option to apply pushdown accounting in the reporting period in which the change-in-control event occurs. This guidance was effective immediately upon issuance. The guidance did not have an impact on the Financial Statements.

In July 2013, the FASB issued guidance about the presentation of unrecognized tax benefits. This guidance requires an unrecognized tax benefit, or a portion of an unrecognized tax benefit, be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except as follows. Under the tax law of the applicable jurisdiction, to the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The guidance is effective for fiscal years beginning after December 15, 2013. There was no impact on the Financial Statements as a result of adopting this guidance.

In July 2013, the FASB issued guidance allowing the Fed Funds Effective Swap Rate (OIS) to be used as a benchmark interest rate for hedge accounting purposes, in addition to the US Treasury rate and LIBOR. Additionally, this guidance removes a restriction that previously required similar hedges to use the same benchmark interest rate. As part of this guidance, the glossary of the Codification was updated to define the OIS rate and define that it is considered a proxy for a risk-free interest rate. This guidance is effective for hedging relationships beginning on or after July 17, 2013. The Company adopted this guidance beginning July 17, 2013. The Company began discounting its collateralized derivatives recorded at fair value using OIS as the discount rate in 2013.

In June 2013, the FASB amended the guidance used to determine if an entity is an investment company within the scope of the Financial Service – Investment Companies guidance. Entities that are investment companies under the Investment Company Act of 1940 continue to be investment companies for accounting. Additionally, the guidance requires an investment company to measure noncontrolling ownership interests in other investment companies at fair value rather than using the equity method of accounting and to add disclosures to its financial statements. The guidance is effective for fiscal years beginning after December 15, 2013. There was no impact on the Financial Statements as a result of adopting this guidance.

Financial Statements and Supplemental Schedules	21	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

In April 2013, the FASB issued guidance that requires an entity to prepare its financial statements using the liquidation basis of accounting when liquidation is imminent. Liquidation is imminent when the likelihood is remote that the entity will return from liquidation and either a plan for liquidation is approved by the person or persons with the authority to make such a plan effective and the likelihood is remote that the execution of the plan will be blocked by other parties, or a plan for liquidation is being imposed by other forces (for example, involuntary bankruptcy). If a plan for liquidation was specified in the entity’s governing documents from the entity’s inception (for example, limited-life entities), the entity should apply the liquidation basis of accounting only if the approved plan for liquidation differs from the plan for liquidation that was specified at the entity’s inception. This guidance does not apply to investment companies under the Investment Company Act of 1940. The guidance is effective for annual reporting periods beginning after December 15, 2013. There was no impact on the Financial Statements as a result of adopting this guidance.

In March 2013, the FASB issued guidance that applies to the release of the cumulative translation adjustment into net income when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business (other than a sale of in substance real estate or conveyance of oil and gas mineral rights) within a foreign entity. Changes are applied prospectively and the guidance is effective for fiscal years beginning after December 15, 2013. There was no impact on the Financial Statements as a result of adopting this guidance.

In February 2013, the FASB issued guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements that are not included in other guidance and for which the total amount of the obligation is fixed at the reporting date. Examples of such liabilities include debt arrangements, other contractual obligations, and settled legal and judicial rulings. The guidance is effective for fiscal years beginning after December 15, 2013. There was no impact on the Financial Statements as a result of adopting this guidance.

In February 2013, the FASB issued guidance requiring an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under GAAP that provide additional detail about those amounts. This guidance is effective for fiscal years beginning after December 15, 2012. This guidance was adopted January 1, 2013. The Company elected to present the required information in note 19 to the Financial Statements.

Financial Statements and Supplemental Schedules	22	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

In July 2011, the FASB issued guidance related to recording liabilities under the Patient Protection and Affordable Care Act as amended by the Health Care and Education Reconciliation Act (“the Acts”). This guidance applies to recording liabilities and expenses for fees under the act for insurers that provide qualifying health insurance under the Acts. These requirements are effective for calendar years beginning on or after December 31, 2013. The Company does not issue health insurance that is subject to fees under the Acts and, therefore, there is no impact on the Financial Statements as a result of adopting this guidance.

In October 2010, the FASB issued guidance that changes the accounting for costs associated with acquiring or renewing insurance contracts. Specifically, the guidance changes the definition of acquisition costs eligible for deferral. The new definition is meant to reduce diversity in practice regarding the types of expenses treated as DAC in the insurance industry. The new DAC definition states that acquisition costs include only those incremental costs that are directly related to the successful acquisition of insurance contracts. An entity may defer incremental direct costs of contract acquisition that are incurred in transactions sold by independent third parties and incremental direct costs of contract acquisition that are incurred in transactions sold by employees. Additionally, an entity may capitalize as DAC only those advertising costs meeting the capitalization criteria for direct-response advertising. All other acquisition costs are to be charged to expense as incurred. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. The Company adopted this guidance beginning January 1, 2012. In 2012, the Company capitalized $18,078 of acquisition costs compared to $20,123 that would have been capitalized if the Company’s previous policy had continued to be applied.

(p)	Recently Issued Accounting Pronouncements – To Be Adopted

In August 2014, the FASB issued an amendment to provide guidance about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The amendments are intended to reduce diversity in the timing and content of footnote disclosures. Additional disclosures are required. The revisions are effective for annual periods ending after December 15, 2016, and for annual and interim periods, thereafter. The guidance is not expected to have an impact on the Financial Statements.

In August 2014, the FASB revised guidance related to consolidations of variable interest entities (VIE) that are a collateralized financing entity, such as a collateralized debt obligation (CDO) or a collateralized loan obligation (CLO) entity, when the reporting entity determines that it is the primary beneficiary. This revision will apply to reporting entities that are required to consolidate a collateralized financing entity under the variable interest entity guidance when 1) the reporting entity measures the financial assets and liabilities of that collateralized financing entity at fair value based on other Topics and 2) the changes in the fair value are reflected in earnings. The revisions are effective for fiscal years beginning after December 15, 2015. Early adoption is permitted. The guidance is not expected to have an impact on the Financial Statements.

Financial Statements and Supplemental Schedules	23	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

In August 2014, the FASB issued amendments to guidance about troubled debt restructurings by creditors. The amendments require that a mortgage loan be derecognized and that a separate other receivable be recognized upon foreclosure if the following conditions are met: 1) the loan has a government guarantee that is not separable from the loan before foreclosure, 2) at the time of foreclosure, the creditor has the intent to convey the real estate property to the guarantor and make a claim on the guarantee, and the creditor has the ability to recover under that claim, and 3) at the time of foreclosure, any amount of the claim that is determined on the basis of the fair value of the real estate is fixed. The revisions are effective for fiscal years beginning after December 15, 2014. The guidance is not expected to have an impact on the Financial Statements.

In May 2014, the FASB issued a new standard for recognizing revenue from contracts when goods and services are transferred to a customer in exchange for payment. The model requires 1) identifying contracts with a customer, 2) identifying separate performance obligations, 3) determining the transaction price, 4) allocating the transaction price to the separate performance obligations and 5) recognizing revenue when (or as) the entity satisfies a performance obligation. The revenue recognition standard does not apply to financial instruments or to insurance contracts. However, the standard will require significantly more disclosures about items that are recorded under the new revenue recognition model. The guidance is effective for fiscal years beginning after January 1, 2017. The Company is currently evaluating the impact of these revisions on the Financial Statements.

(q)	Accounting Changes

On April 1, 2014, the Company applied a prospective change to its method of calculating DAC amortization for variable annuity policies issued prior to 2010. This was a change in estimate that is inseparable from the effect of a related change in accounting principle. For these annuities, acquisition costs are now amortized in relation to the present value of estimated gross revenues, whereas previously the amortization was based on estimated future gross profits. The implementation of the new DAC amortization will better reflect the revenue pattern of the pre-2010 variable block of business, which is currently in run-off. The implementation of this change resulted in a decrease in income from operations before income taxes of $8,820 for the year ended December 31, 2014.

On December 1, 2014, the Company applied a prospective change to its method of calculating DAC amortization for variable annuity policies issued after 2010. The change in estimate will minimize accounting mismatches on interest and claim projections within the EGP calculation. The implementation of this change resulted in a decrease in income from operations before income taxes of approximately $669 for the year ended December 31, 2014.

On September 30, 2012, the Company applied a prospective change to its method of grouping insurance policies for measuring amortization of DAC and DSI for its variable annuity policies. This change was a change in estimate that is inseparable from the effect of a related change in accounting principle. The implementation of the new DAC and DSI groupings better reflect the way the Company examines the profitability of its variable business and results in more logical amortization rates, sensitivities, and other analyses. The implementation of this change resulted in additional income from operations before income taxes of $4,820 for the year ended December 31, 2012.

Financial Statements and Supplemental Schedules	24	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

During 2012, the Company recorded a change in estimate related to the implementation of a new model for the valuation of policyholder reserves, DAC, and DSI for the Company’s fixed and fixed-indexed annuities. Reserve changes were primarily driven by more sophisticated modeling of newer product features such as lifetime income riders. In addition to DAC amortization related to these reserve changes, the Company’s DAC balances changed as a result of bringing the DAC projection model in line with the reserve model. Historically, the valuation and projection models were distinct in such cases as compression and product mapping. As a result of the change, valuation and projection are maintained within the same model, which provides greater consistency and a more refined estimate. This change in estimate resulted in a reserve increase of $1,583, and caused a reduction of DAC and DSI amortization of $76 for the year ended December 31, 2012.

(r)	Reclassification

Certain prior year balances have been reclassified to conform to the current year presentation.

(s)	Immaterial Error Corrections

The Company made correcting adjustments to the historical financial statements for the years ended December 31, 2013 and 2012. The Company does not believe the following adjustments are material to the financial statements for the respective reported periods. Certain fee and commission revenue was historically reported as a reduction of general and administrative expenses. The table below presents the reclassifications applied to the Consolidated Statements of Operations for the years ended December 31, 2013 and 2012.

Financial Statements and Supplemental Schedules	25	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

	As Reported 2013	Reclassification	As Adjusted 2013
Revenue:
Fee, commission, and other revenue	$2,795	3,109	5,904

Total Revenue	5,048	3,109	8,157

Benefits and expenses:
General and administrative expenses	9,399	3,109	12,508

Total benefits and expenses	(11,856)	3,109	(8,747)

Net income	$12,479	—	12,479

	As Reported 2012	Reclassification	As Adjusted 2012
Revenue:
Fee, commission, and other revenue	$2,385	2,313	4,698

Total Revenue	73,253	2,313	75,566

Benefits and expenses:
General and administrative expenses	10,722	2,313	13,035

Total benefits and expenses	60,827	2,313	63,140

Net income	$9,105	—	9,105

(3)	Risk Disclosures

The following is a description of the most significant risks facing the Company and how the Company attempts to mitigate those risks:

(a)	Credit Risk

Credit risk is the risk that issuers of fixed rate and variable rate income securities, mortgages on commercial real estate, or other parties with whom the Company has transactions, such as reinsurance and derivative counterparties, default on their contractual obligations, resulting in unexpected credit losses.

The Company mitigates this risk by adhering to investment policies and limits that provide portfolio diversification on an asset class, asset quality, creditor, and geographical basis, and by complying with investment limitations governed by state insurance laws and regulations, as applicable. The Company considers all relevant objective information available in estimating the cash flows related to structured securities. The Company actively monitors and manages exposures, and determines whether any securities are impaired. The aggregate credit risk taken in the investment portfolio is influenced by management’s risk/return preferences, the economic and credit environment, and the ability to manage this risk through liability portfolio management.

Financial Statements and Supplemental Schedules	26	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

For derivative counterparties, the Company mitigates credit risk by tracking and limiting exposure to each counterparty through limits that are reported regularly and, once breached, restricts further trades; establishing relationships with counterparties rated A- and higher; and monitoring the credit default swap (CDS) of each counterparty as an early warning signal to cease trading when CDS spreads imply severe impairment in credit quality.

The Company executes Credit Support Annexes (CSA) with all active counterparties and requires a CSA from all new counterparties added to the counterparty pool. The CSA agreement further limits credit risk by requiring counterparties to post collateral to a segregated account to cover any counterparty exposure.

(b)	Credit Concentration Risk

Credit concentration risk is the risk of increased exposure to significant asset defaults (of a single security issuer or class of security issuers); economic conditions (if business is concentrated in a certain industry sector or geographic area); or adverse regulatory or court decisions (if concentrated in a single jurisdiction) affecting credit. Concentration risk exposure is monitored regularly.

The Company’s Finance Committee, responsible for asset/liability management (ALM) issues, recommends an investment policy to the Company’s Board of Directors (BOD). The investment policy and accompanying investment mandates specify asset allocation among major asset classes and the degree of asset manager flexibility for each asset class. The investment policy complies, at a minimum, with state statutes. Compliance with the policy is monitored by the Finance Committee who is responsible for implementing internal controls and procedures. Deviations from the policy are monitored and addressed. The Finance Committee and subsequently the BOD review the investment policy at least annually.

To further mitigate this risk, internal concentration limits based on credit rating and sector are established and are monitored regularly. Any ultimate obligor group exceeding these limits is placed on a restricted list to prevent further purchases, and the excess exposure may be actively sold down to comply with concentration limit guidelines. Further, the Company performs a quarterly concentration risk calculation to ensure compliance with the State of New York basket clause.

(c)	Liquidity Risk

Liquidity risk is the risk that unexpected timing or amounts of cash needed will require liquidation of assets in a market that will result in a realized loss or an inability to sell certain classes of assets such that an insurer will be unable to meet its obligations and contractual guarantees. Liquidity risk can be affected by the maturity of liabilities, the presence of withdrawal penalties, the breadth of funding sources, and terms of funding sources. It can also be affected by counterparty collateral triggers as well as whether anticipated liquidity sources such as credit agreements are cancelable.

The Company manages liquidity within four specific domains: (1) monitoring product development, product management, business operations, and the investment portfolio; (2) setting ALM strategies; (3) managing the cash requirements stemming from the Company’s derivative dynamic hedging activities; and (4) establishing liquidity facilities to provide additional liquidity. The Company has established liquidity risk limits, which are approved by the Company’s Risk Committee, and the Company monitors its liquidity risk regularly.

Financial Statements and Supplemental Schedules	27	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

The Company does not utilize the capital markets as a source of capital. Should the need for capital arise, the Company may utilize its parent, Allianz Life, as an alternative source of funding. If capital infusions are deemed necessary, the Company obtains prior approval by the New York State Department of Financial Services (the Department), as appropriate.

(d)	Interest Rate Risk

Interest rate risk is the risk that movements in interest rates or interest rate volatility will change and cause a decrease in the value of an insurer’s assets relative to the value of its liabilities and/or an unfavorable change in prepayment activity resulting in compressed interest margins.

The Company has an ALM strategy to align cash flows and duration of the investment portfolio with policyholder liability cash flows and duration. The Company further limits interest rate risk on variable annuity guarantees through interest rate hedges.

(e)	Equity Market Risk

Equity market risk is the risk that movements in the equity prices or equity volatility will cause a decrease in the value of an insurer’s assets relative to the value of its liabilities.

The policy value of the fixed indexed annuity products is linked to equity market indices. The Company economically hedges this exposure with derivatives.

Variable annuity products may provide a minimum guaranteed level of benefits irrespective of market movements. The Company has adopted an economic hedging program to manage the equity risk of these products.

The Parent Company monitors the economic and accounting impacts of equity stress scenarios on assets and liabilities on a consolidated basis regularly and on a Company specific basis periodically.

Basis risk is the risk that the variable annuity hedge asset value changes unexpectedly relative to the value of the underlying separate account funds of the variable annuity contracts. Basis risk may arise from the Company’s inability to directly hedge the underlying mutual funds of the variable annuity contracts. The Company mitigates this risk through regular review and synchronization of fund mappings, product design features, and hedge design.

Financial Statements and Supplemental Schedules	28	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

(f)	Operational Risk

Operational risk is the risk of loss resulting from inadequate or failed internal processes, people and systems, external events, or legal/regulatory risk. Operational risk is comprised of the following seven risk categories: (1) internal fraud; (2) external fraud; (3) employment practices and workplace safety; (4) clients, products and business practices; (5) damage to physical assets; (6) business disruption and system failure; and (7) execution, delivery and process management. Operational risk is comprehensively managed through a combination of core qualitative and quantitative activities. The Operational Risk Management framework includes the following key activities: (1) loss data capture identifies historical operational events that meet a designated threshold to ensure transparency and remediation of each event; (2) risk and control self-assessments are performed to proactively manage significant operational risk scenarios throughout the organization; and (3) scenario analyses are conducted to quantify operational risk capital.

(g)	Legal/Regulatory Risk

Legal/regulatory risk is the risk that changes in the legal or regulatory environment in which the Company operates may result in reduced demand for its products or additional expenses not assumed in product pricing. Additionally, the Company is exposed to risk related to how the Company conducts itself in the market and the suitability of its product sales to contract holders.

The Company mitigates this risk by monitoring all market-related exposure, participating in national and international discussions relating to legal, regulatory, and accounting changes that may impact the business. A formal process exists to assess the Company’s risk exposure to changes in regulation.

(h)	Ratings Risk

Ratings risk is the risk that rating agencies change their outlook or rating of the Company. The rating agencies generally utilize proprietary capital adequacy models in the process of establishing ratings for the Company. The Company is at risk of changes in these models and the impact that changes in the underlying business that the Company is engaged in can have on such models. To mitigate this risk, the Company maintains regular communications with the rating agencies and evaluates the impact of significant transactions on such capital adequacy models and considers the same in the design of transactions to minimize the adverse impact of this risk. Stress tests are performed regularly to assess how rating agency capital adequacy models would be impacted by severe economic events.

(i)	Mortality Risk

Mortality risk is the risk that life expectancy assumptions used by the Company to price its products are too high (i.e., insureds live shorter than expected lives). Conversely, longevity risk is the risk that life expectancy assumptions used by the Company to price its products are too low (i.e., insureds live longer than expected lives). The Company mitigates mortality risk primarily through reinsurance, whereby the Company cedes a significant portion of its new and existing mortality to third parties. The Company manages mortality risk through the underwriting process. The Company also manages both mortality and longevity risks by reviewing its mortality assumptions at least annually, and reviewing mortality experience periodically.

Financial Statements and Supplemental Schedules	29	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

(j)	Lapse Risk

Lapse risk is the risk that actual lapse experience evolves differently than the assumptions used for pricing and valuation exercises leading to a significant loss in Company value and/or income.

The Company mitigates this risk by performing sensitivity analysis at the time of pricing, ALM and regular monitoring of policyholder experience. The Company quantifies lapse risk periodically.

(k)	Reinsurance Risk

Reinsurance risk is the risk that reinsurance companies default on their obligation where the Company has ceded a portion of its insurance risk. The Company uses reinsurance to limit its risk exposure to certain business lines and to enable better capital management.

Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company.

The Company mitigates this risk by requiring certain counterparties to meet thresholds related to the counterparty’s credit rating, exposure, or other factors. If the thresholds are not met, the counterparties are required to establish a trust or letter of credit backed by assets meeting certain quality criteria. All arrangements are regularly monitored to determine whether trusts or letters of credit are sufficient to support the ceded liabilities and that their terms are being met. Also, the Company regularly reviews the financial standings and ratings of its reinsurance counterparties and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies.

Financial Statements and Supplemental Schedules	30	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

(4)	Investments

(a)	Fixed-maturity Securities

At December 31, the amortized cost, gross unrealized gains, gross unrealized losses, and fair values of available-for-sale securities are as shown in the following tables:

	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value	OTTI in accumulated other comprehensive income
2014:
Fixed-maturity securities:
U.S. government	$93,692	1,446	61	95,077	—
States and political subdivisions	11,679	305	42	11,942	—
Foreign government	2,517	30	—	2,547	—
Public utilities	36,746	4,625	43	41,328	—
Corporate securities	328,406	30,664	1,740	357,330	—
Mortgage-backed securities	140,682	6,416	181	146,917	—

Total	$613,722	43,486	2,067	655,141	—

	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value	OTTI in accumulated other comprehensive income
2013:
Fixed-maturity securities:
U.S. government	$57,053	646	471	57,228	—
States and political subdivisions	17,574	114	1,179	16,509	—
Foreign government	2,534	44	155	2,423	—
Public utilities	39,615	4,363	648	43,330	—
Corporate securities	343,790	26,790	6,349	364,231	—
Mortgage-backed securities	154,728	8,390	969	162,149	—

Total	$615,294	40,347	9,771	645,870	—

Financial Statements and Supplemental Schedules	31	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

The net unrealized gains on available-for-sale securities consist of the following at December 31:

	2014	2013	2012
Available-for-sale:
Fixed-maturity securities	$41,419	30,576	74,495
Adjustments for:
Shadow adjustments	(15,794)	(14,657)	(22,118)
Deferred taxes	(8,969)	(5,572)	(18,332)

Net unrealized gains	$16,656	10,347	34,045

The amortized cost and fair value of available-for-sale fixed-maturity securities at December 31, 2014, by contractual maturity, are shown below:

	Amortized cost	Fair value
Available-for-sale:
Due in one year or less	$27,824	28,247
Due after one year through five years	152,066	165,127
Due after five years through ten years	186,466	194,217
Due after ten years	106,684	120,633
Mortgage-backed securities	140,682	146,917

Total available-for-sale fixed-maturity securities	$613,722	655,141

Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. The amortized cost of fixed-maturity securities with rights to call or prepay without penalty is $180,599 as of December 31, 2014.

Proceeds from sales of available-for-sale investments for the years ended December 31 are presented in the following table:

	2014	2013	2012
Available-for-sale:
Fixed-maturity securities:
Proceeds from sales	$22,808	77,960	134,346

As of December 31, 2014 and 2013, investments with a fair value of $1,731 and $1,650, respectively, were pledged to the New York Superintendent of Insurance, as required by statutory regulation.

Financial Statements and Supplemental Schedules	32	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

The Company’s available-for-sale securities portfolio includes mortgage-backed securities. Due to the high quality of these investments and the lack of subprime loans within the securities, the Company does not have a material exposure to subprime mortgages.

(b)	Unrealized Investment Losses

Unrealized losses on available-for-sale securities and the related fair value as of December 31 are shown below:

	12 months or less		Greater than 12 months		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
2014:
Fixed-maturity securities:
U.S. government	$6,476	20	2,075	41	8,551	61
States and political subdivisions	—	—	7,461	42	7,461	42
Foreign government	—	—	—	—	—	—
Public utilities	—	—	500	43	500	43
Corporate securities	14,095	850	22,358	890	36,453	1,740
Mortgage-backed securities	4,495	19	6,970	162	11,465	181

Total temporarily impaired available-for-sale securities	$25,066	889	39,364	1,178	64,430	2,067

2013:
Fixed-maturity securities:
U.S. government	$38,474	471	—	—	38,474	471
States and political subdivisions	9,551	459	3,800	720	13,351	1,179
Foreign government	1,837	155	—	—	1,837	155
Public utilities	4,427	563	460	85	4,887	648
Corporate securities	91,430	5,758	4,668	591	96,098	6,349
Mortgage-backed securities	25,846	969	—	—	25,846	969

Total temporarily impaired available-for-sale securities	$171,565	8,375	8,928	1,396	180,493	9,771

As of December 31, 2014 and 2013, there were 32 and 79 available-for-sale fixed-maturity securities that were in an unrealized loss position, respectively.

Financial Statements and Supplemental Schedules	33	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

As of December 31, 2014 and 2013, of the total amount of unrealized losses, $1,983 or 95.9% and $9,524 or 97.5%, respectively, are related to unrealized losses on investment-grade securities. Investment grade is defined as a security having a credit rating of Aaa, Aa, A, or Baa from Moody’s or a rating of AAA, AA, A, or BBB from S&P, or a NAIC rating of 1 or 2 if a Moody’s or S&P rating is not available. Unrealized losses on securities are principally related to changes in interest rates or changes in sector spreads from the date of purchase. As contractual payments continue to be met, management continues to expect all contractual cash flows to be received. As mentioned in note 2, the Company reviews these securities regularly to determine whether or not declines in fair value are other-than-temporary. Further, as the Company neither has an intention to sell nor does it expect to be required to sell the securities outlined above, the Company did not consider these investments to be other-than-temporarily impaired.

(c)	OTTI Losses

The following table presents a rollforward of the Company’s cumulative credit impairments on fixed-maturity securities held at December 31:

	2014	2013
Balance as of January 1	$241	—
Additions for credit impairments recognized on:
Securities not previously impaired	—	—
Securities that the Company intends to sell or more likely than not be required to sell before recovery (interest)	—	241
Reductions for credit impairments previously on:
Securities that matured or were sold during the period	(241)	—

Balance as of December 31	$—	241

(d)	Realized Investment Gains

Gross and net realized investment gains for the respective years ended December 31 are summarized as follows:

	2014	2013	2012
Fixed-maturity securities:
Gross gains on sales	$277	2,324	14,894
Gross losses on sales	(206)	(1,286)	(223)
OTTI	—	(241)	(169)
Other	6	32	—

Net realized investment gains	$77	829	14,502

Financial Statements and Supplemental Schedules	34	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

(e)	Interest and Similar Income

Major categories of interest and similar income, net for the respective years ended December 31 are shown below:

	2014	2013	2012
Interest and similar income:
Fixed-maturity securities	$29,131	29,904	31,075
Short-term securities	7	13	33
Policy loans	17	21	27
Other	15	33	20

Total	29,170	29,971	31,155
Less:
Investment expenses	320	307	305

Total interest and similar income, net	$28,850	29,664	30,850

(f)	Variable Interest Entities

In the normal course of business, the Company enters into relationships with various entities that are deemed to be VIE. A VIE is an entity that either (1) has equity investors that lack certain essential characteristics of a controlling financial interest (including the ability to control activities of the entity, the obligation to absorb the entity’s expected losses, and the right to receive the entity’s expected residual returns) or (2) lacks sufficient equity to finance its own activities without financial support provided by other entities, which in turn would be expected to absorb at least some of the expected losses of the VIE.

The Company invests in structured securities that include VIEs. These structured securities typically invest in fixed-income investments managed by third parties and include mortgage-backed securities and collateralized mortgage obligations.

The Company has carefully analyzed the VIEs to determine whether the Company is the primary beneficiary, taking into consideration whether the Company or the Company together with its affiliates has the power to direct the activities of the VIE that most affect its economic performance and whether the Company has the right to benefits from the VIE. Based on that analysis, the Company has concluded that it is not the primary beneficiary and, as such, did not consolidate any VIEs in the Financial Statements. The structured securities are classified as fixed-maturity securities, available-for-sale on the Balance Sheets and reported at fair value.

The Company’s maximum exposure to loss from these entities is limited to their carrying value. The Company has not provided, and has no obligation to provide, material, financial, or other support that was not previously contractually required to these entities. The Company had no liabilities recorded as of December 31, 2014 or 2013, related to these entities.

Financial Statements and Supplemental Schedules	35	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

(5)	Derivative and Hedging Instruments

The Company uses derivatives as a risk management strategy to economically hedge its exposure to various market risks associated with both its products and operations. Derivative assets and liabilities are recorded at fair value in the Financial Statements using valuation techniques further discussed in note 6. None of the derivative investments held by the Company qualify as hedging instruments for accounting purposes.

(a)	Interest Rate Swaps

The Company utilizes interest rate swaps to economically hedge certain variable annuity guarantee benefits. The Company can receive the fixed or variable rate. The interest rate swaps are traded in 10-, 20-, and 30-year maturities. The Company will only enter into over-the-counter (OTC) interest rate swap contracts with counterparties rated A– or better. The interest rate swaps are subject to the rules of the International Swaps and Derivatives Association, Inc. and associated CSA agreements.

(b)	Option Contracts

The Company utilizes OTC options with the objective to economically hedge certain variable annuity guaranteed benefits. These options are not used for speculative or income generating purposes. These options are cleared through the Options Clearing Corporation (OCC), which operates under the jurisdiction of both the Securities and Exchange Commission (SEC) and the Commodities Futures Trading Commission (CFTC). The credit rating on the OCC is currently AA+ from S&P.

(c)	Futures

The Company utilizes futures to economically hedge fixed-indexed annuity and variable annuity guarantees. The futures contracts do not require an initial investment except for the initial margin described below and the Company is required to settle cash daily based on movements of the representative index. Therefore, no asset or liability is recorded as of December 31, 2014 and 2013.

The Company is required to post collateral for futures contracts by the Chicago Mercantile Exchange. The Company retains ownership of the collateral, but the collateral resides in an account designated by the exchange. The collateral is subject to specific exchange rules regarding rehypothecation. Collateral posted at December 31, 2014 and 2013, had a fair value of $29,677 and $12,366, respectively, and is included in fixed-maturity securities on the Balance Sheets.

(d)	Embedded Derivatives

The Company issues certain variable annuity products with guaranteed minimum benefit riders, including GMWB and GMAB, which are measured at fair value separately from the host variable annuity contract, with changes in fair value reported in change in fair value of annuity embedded derivatives on the Statements of Operations. These embedded derivatives are classified within account balances and future policy benefit reserves on the Balance Sheets.

Financial Statements and Supplemental Schedules	36	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

Certain fixed-indexed annuity products and universal life policies include a market value liability option (MVLO), which is essentially an embedded derivative with equity-indexed features. This embedded derivative is reported within account balances and future policy benefit reserves on the Balance Sheets with changes in fair value reported in change in fair value of annuity embedded derivatives on the Statements of Operations.

The following table presents the balance sheet location and the fair value of the derivatives, including embedded derivatives, as of December 31:

	Fair value
Derivative instruments, net	2014	2013
OTC	$407	—
GMWB	(92,877)	9,084
GMAB	(16,870)	(2,498)
MVLO	(24,478)	(29,226)
Interest rate swaps	(785)	(67,765)

Total derivative instruments, net	$(134,603)	(90,405)

Location in balance sheets
Derivatives	$4,516	5,508
Account balances and future policy benefit reserves	(134,225)	(22,640)
Other derivative liabilities	(4,894)	(73,273)

Total derivative instruments, net	$(134,603)	(90,405)

Financial Statements and Supplemental Schedules	37	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

The following table presents the gains or losses recognized in income on the various derivative instruments:

Derivative instruments, net	Location in statements of operations	Amount of gains (losses) on derivatives recognized for the years ended December 31
		2014	2013	2012
GMWB	Change in fair value of annuity embedded derivatives	$(101,961)	61,222	7,103
GMAB	Change in fair value of annuity embedded derivatives	(14,372)	11,899	(290)
MVLO	Change in fair value of annuity embedded derivatives	3,969	(1,575)	(9,286)

	Total change in fair value of annuity embedded derivatives	(112,364)	71,546	(2,473)
MVLO	Policy fees	681	1,061	301
MVLO	Policyholder benefits	98	248	127
Interest rate swaps	Change in fair value of assets and liabilities	93,758	(58,289)	110
Futures	Change in fair value of assets and liabilities	(26,878)	(20,684)	(14,786)
OTC	Change in fair value of assets and liabilities	232	—	—

	Total derivative loss	$(44,473)	(6,118)	(16,721)

(e)	Offsetting Assets and Liabilities

Certain financial instruments and derivative instruments are eligible for offset in the Balance Sheets under GAAP. The Company’s derivative instruments are subject to master netting arrangements and collateral arrangements. A master netting arrangement with a counterparty creates a right of offset for amounts due to and from that same counterparty that is enforceable in the event of a default or bankruptcy. The Company’s policy is to recognize amounts subject to master netting arrangements on a gross basis on the Balance Sheets.

Financial Statements and Supplemental Schedules	38	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

The following tables present additional information about derivative assets and liabilities subject to an enforceable master netting arrangement as of the dates indicated:

	December 31, 2014
				Gross amounts not offset in the balance sheet
	Gross amounts recognized	Gross amounts offset in the balance sheet	Net amounts presented in the balance sheet	Financial instruments (1)	Collateral pledged/ received	Net amounts
Derivative assets	$4,516	—	4,516	(3,682)	(7)	827
Derivative liabilities	(4,894)	—	(4,894)	3,682	1,195	(17)

Net derivatives	$(378)	—	(378)	—	1,188	810

	December 31, 2013
				Gross amounts not offset in the balance sheet
	Gross amounts recognized	Gross amounts offset in the balance sheet	Net amounts presented in the balance sheet	Financial instruments (1)	Collateral pledged/ received	Net amounts
Derivative assets	$5,508	—	5,508	(5,508)	—	—
Derivative liabilities	(73,273)	—	(73,273)	5,508	66,853	(912)

Net derivatives	$(67,765)	—	(67,765)	—	66,853	(912)

(1)

Represents the amount of assets or liabilities that could be offset by liabilities or assets with the same counterparty under master netting or similar arrangements that management elects not to offset on the Balance Sheets.

(6)	Fair Value Measurements

The Fair Value Measurements and Disclosures Topic of the Codification establishes a fair value hierarchy that prioritizes the inputs used in the valuation techniques to measure fair value.

Level 1 –	Unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access at the measurement date

Level 2 –	Valuations derived from techniques that utilize observable inputs, other than quoted prices included in Level 1, which are observable for the asset or liability either directly or indirectly, such as:

(a)	quoted prices for similar assets or liabilities in active markets

(b)	quoted prices for identical or similar assets or liabilities in markets that are not active

(c)	inputs other than quoted prices that are observable

Financial Statements and Supplemental Schedules	39	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

(d)	inputs that are derived principally from or corroborated by observable market data by correlation or other means

Level 3 –

Valuations derived from techniques in which the significant inputs are unobservable. Level 3 fair values reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk).

The Company has analyzed the valuation techniques and related inputs, evaluated its assets and liabilities reported at fair value, and determined an appropriate fair value hierarchy level based upon trading activity and the observability of market inputs. Based on the results of this evaluation and investment class analysis, each valuation was classified into Level 1, 2, or 3.

The following tables present the assets and liabilities measured at fair value on a recurring basis and their corresponding level in the fair value hierarchy at December 31:

	Total	Level 1	Level 2	Level 3
2014:
Assets accounted for at fair value:
Fixed-maturity securities:
U.S. government	$95,077	95,077	—	—
States and political subdivisions	11,942	—	11,942	—
Foreign government	2,547	—	2,547	—
Public utilities	41,328	—	41,328	—
Corporate securities	357,330	—	356,258	1,072
Mortgage-backed securities	146,917	—	146,917	—
Derivative asset	4,516	—	4,516	—
Equity securities, trading	1,858	1,858	—	—
Separate account assets	2,214,422	2,214,422	—	—

Total assets accounted for at fair value	$2,875,937	2,311,357	563,508	1,072

Liabilities accounted for at fair value:
Derivative liability	$4,894	—	4,894	—
Separate account liabilities	2,214,422	2,214,422	—	—
Reserves at fair value	150,251	—	—	150,251

Total liabilities accounted for at fair value	$2,369,567	2,214,422	4,894	150,251

Financial Statements and Supplemental Schedules	40	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

	Total	Level 1	Level 2	Level 3
2013:
Assets accounted for at fair value:
Fixed-maturity securities:
U.S. government	$57,228	57,228	—	—
States and political subdivisions	16,509	—	16,509	—
Foreign government	2,423	—	2,423	—
Public utilities	43,330	—	43,330	—
Corporate securities	364,231	—	363,166	1,065
Mortgage-backed securities	162,149	—	162,149	—
Derivative asset	5,508	—	5,508	—
Separate account assets	1,986,039	1,986,039	—	—

Total assets accounted for at fair value	$2,637,417	2,043,267	593,085	1,065

Liabilities accounted for at fair value:
Derivative liability	$73,273	—	73,273	—
Separate account liabilities	1,986,039	1,986,039	—	—
Reserves at fair value	22,640	—	—	22,640

Total liabilities accounted for at fair value	$2,081,952	1,986,039	73,273	22,640

(1)	Reserves at fair value are reported in account balances and future policy benefit reserves on the Balance Sheets.

The following is a discussion of the methodologies used to determine fair values for the assets and liabilities listed in the above table. These fair values represent an exit price (i.e., what a buyer in the marketplace would pay for an asset in a current sale or charge to transfer a liability).

(a)	Valuation of Fixed-maturity and Equity Securities

The fair value of fixed-maturity securities and equity securities is based on quoted market prices in active markets when available. Based on the market data, the securities are categorized into asset class, and based on the asset class of the security, appropriate pricing applications, models and related methodology, and standard inputs are utilized to determine what a buyer in the marketplace would pay for the security in a current sale. When quoted prices are not readily available or in an inactive market, standard inputs used in the valuation models, listed in approximate order of priority, include, but are not limited to, benchmark yields, reported trades, municipal securities rulemaking board (MSRB) reported trades, nationally recognized municipal securities information repository (NRMSIR) material event notices, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, reference data, and industry and economic events. In certain cases, including private placement securities as well as certain difficult-to-price securities, internal pricing models may be used that are based on market proxies.

Financial Statements and Supplemental Schedules	41	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

Generally, Treasury securities and exchange-traded stocks are included in Level 1. Most bonds for which prices are provided by third-party pricing sources are included in Level 2 because the inputs used are market observable. Bonds for which prices were obtained from broker quotes and private placement securities that are internally priced are included in Level 3.

The Company is responsible for establishing and maintaining an adequate internal control structure to prevent or detect material misstatements related to fair value measurements and disclosures. This responsibility is especially important when using third parties to provide valuation services.

The Company’s control framework around third-party valuations begins with obtaining an understanding of the pricing vendor’s methodologies. A Pricing Committee is in place that meets quarterly to establish and review a pricing policy, which includes approving any changes to pricing sources, assessing reasonableness of pricing services and addressing any ad hoc valuation issues that arise. The pricing methodologies used by the service providers and internal control reports provided by the service providers are reviewed by management.

In addition to monitoring the third-party vendor’s policies, the Company is also responsible for monitoring the valuation results. Controls are in place to monitor the reasonableness of the valuations received. These controls include price-analytic reports that monitor significant fluctuations in price as well as an IPV process by which the Company obtains prices from vendors other than the primary source and compares them for reasonableness. Results of the independent price verification are also reviewed by the Pricing Committee.

There are limited instances in which the primary third-party vendor is not used to obtain prices for fixed-maturity securities. These instances include private placement securities and certain other immaterial portfolios priced by a secondary external vendor.

At December 31, 2014 and 2013, private placement securities of $1,072 and $1,065, respectively, were included in Level 3. Internal pricing models based on market proxy securities, and U.S. Treasury rates, which are monitored monthly by the investment manager for reasonableness, are used to value these holdings. This includes ensuring there are no significant credit events impacting the proxy security and that the spreads used are still reasonable under the circumstances.

(b)	Valuation of Derivative Assets and Liabilities

Active markets for OTC option assets and liabilities do not exist. The fair value of OTC option assets and liabilities is derived internally, by calculating their expected discounted cash flows, using a set of calibrated, risk-neutral stochastic scenarios, including a market data monitor, a market data model generator, a stochastic scenario calibrator, and the actual asset pricing calculator. The valuation results are reviewed by Management via the Pricing Committee. Options that are internally priced foreign swaps, credit default swaps, and interest rate swaps are included in Level 2, because they use market observable inputs.

The fair value of the interest rate swaps is derived using a third-party vendor software program and deemed by management to be reasonable. Interest rate swaps are included in Level 2 because the valuation uses market observable inputs.

Financial Statements and Supplemental Schedules	42	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

(c)	Valuation of Separate Account Assets and Liabilities

Separate account assets are carried at fair value, which is based on the fair value of the underlying assets. Funds in the separate accounts are primarily invested in mutual funds with the following investment types: bond; domestic equity; international equity; or specialty. The separate account funds also hold certain money market funds. Mutual fund investments are generally included in Level 1. The remaining investments are categorized similar to the investments held by the Company in the general account (e.g., if the separate account invested in corporate bonds or other fixed-maturity securities, that portion could be considered a Level 2 or Level 3). In accordance with the Financial Services – Insurance Topic of the Codification, the fair value of separate account liabilities is set to equal the fair value of separate account assets.

(d)	Valuation of Reserves at Fair Value

Reserves at fair value principally include the equity-indexed features contained in fixed-indexed annuity products and certain variable annuity riders. Fair values of the embedded derivative liabilities are calculated based on internally developed models, because active, observable markets do not exist for these liabilities. Fair value is derived from techniques in which one or more significant inputs are unobservable and are included in Level 3. These fair values represent the Company’s best estimate of an amount that could be realized in a current market exchange absent actual market exchanges.

The fair value of the embedded derivative contained in the fixed-indexed annuity products is the sum of the current year’s option value projected stochastically, the projection of future index growth at the option budget, and the historical interest/equity-indexed credits. The valuation of the embedded derivative includes an adjustment for the Company’s own credit standing and a risk margin for noncapital market inputs. The Company’s own credit adjustment is determined by taking into consideration publicly available information on industry default risk with considerations for the Company’s own credit profile. Risk margin is incorporated into the valuation model to capture the noncapital market risks of the instrument, which represent the additional compensation a market participant would require to assume the risks related to the uncertainties of certain actuarial assumptions including surrenders, annuitization, and future equity index caps or participation rates. Market conditions including, but not limited to, changes in interest rates, equity indices, market volatility, changes in the Company’s own credit standing, and variations in actuarial assumptions regarding policyholder behavior and risk margin related to noncapital market inputs may result in significant fluctuations in the fair value of these embedded derivatives that could materially affect net loss (income).

The Company issues certain variable annuity products with guaranteed minimum benefit riders, including GMWB and GMAB riders. The fair value for these riders is estimated using the present value of future benefits minus the present value of future fees using actuarial and capital market assumptions related to the projected cash flows over the expected lives of the contracts. A risk neutral valuation methodology is used under which the cash flows from the riders are projected under multiple capital market scenarios using observable overnight index swap rates (OIS) plus funding valuation adjustments, as approximated by LIBOR. These cash flows are then discounted

Financial Statements and Supplemental Schedules	43	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

using the current month’s LIBOR plus a company-specific spread. Beginning in December of 2014, the expected life-contingent GMWB payments are discounted using a blend of short and long term rates to the date the account value is expected to be exhausted. These obligations are then discounted to the current date using LIBOR plus a spread for the Company’s own nonperformance risk. In 2012 and prior years, these cash flows were discounted using the U.S. Treasury rate plus a company-specific spread. The valuation of these riders includes an adjustment for the Company’s own credit standing and a risk margin for noncapital market inputs. The Company’s own credit adjustment is determined taking into consideration publicly available information relating to the Company’s claims paying ability. Risk margin is established to capture the noncapital market risks of the instrument, which represent the additional compensation a market participant would require to assume the risks related to the uncertainties of certain actuarial assumptions including surrenders, annuitization, and premium persistency. The establishment of the risk margin requires the use of significant management judgment. These riders may be more costly than expected in volatile or declining equity markets. Market conditions including, but not limited to, changes in interest rates, equity indices, market volatility, changes in the Company’s own credit standing and variations in actuarial assumptions regarding policyholder behavior, and risk margins related to noncapital market inputs may result in significant fluctuations in the fair value of the riders that could materially affect net loss (income).

The Company elected the fair value option for certain insurance contracts related to the variable-indexed annuity product. The fair value is calculated internally using the present value of future expected cash flows. Future expected cash flows are generated using contractual features, actuarial assumptions, and market emergence over a complete set of market consistent scenarios. Cash flows are then averaged over the scenario set and discounted back to the valuation date using appropriate discount factors adjusted for nonperformance risk on the non-collateralized portions of the contract.

Financial Statements and Supplemental Schedules	44	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

(e)	Level 3 Rollforward

The following table provides a reconciliation of the beginning and ending balances for the Company’s Level 3 assets and liabilities measured at fair value on a recurring basis:

								Realized
								gains
								(losses)
								included in
								net (loss)
								income
								related to
								financial
			Other	Purchases	Sales	Transfer in		instruments
	Beginning		comprehensive	and	and	and/or on	Ending	still held at
	balance	Net Income	(loss) income	issuances	settlements	Level 3, net	balance	December 31
2014:
Fixed-maturity securities:
Corporate securities	$1,065	—	7	—	—	—	1,072	—

Total fixed-maturity securities	$1,065	—	7	—	—	—	1,072	—

Reserves at fair value	$(22,640)	(44,557)	—	(85,482)	2,428	—	(150,251)	(130,039)
2013:
Fixed-maturity securities:
Corporate securities	$1,102	—	(37)	—	—	—	1,065	—

Total fixed-maturity securities	$1,102	—	(37)	—	—	—	1,065	—

Reserves at fair value	$(95,625)	129,069	—	(58,326)	2,242	—	(22,640)	70,743

(f)	Transfers

The Company reviews its fair value hierarchy classifications annually. This review could reveal that previously observable inputs for specific assets or liabilities are no longer available or reliable. For example, the market for a Level 1 asset becomes inactive. In this case, the Company may need to adopt a valuation technique that relies on observable or unobservable components causing the asset to be transferred to Level 2 or Level 3. Alternatively, if the market for a Level 3 asset or liability becomes active, the Company will report a transfer out of Level 3. Transfers in and/or out of Level 1, 2, and 3 are reported as of the end of the period in which the change occurs.

There were no transfers of securities between Level 1 and Level 2 for the years ended December 31, 2014 and 2013. Additionally, there were no net transfers in or out of Level 3 for the years ended December 31, 2014 and 2013.

Financial Statements and Supplemental Schedules	45	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

(g)	Assets and Liabilities Measured at Fair Value Using Significant Unobservable Inputs

The following table provides a summary of the significant unobservable inputs used in the fair value measurements developed by the Company or reasonably available to the Company of Level 3 assets and liabilities on a recurring basis at December 31:

		Valuation	Unobservable	Range (weighted
	Fair value	technique	input	average)
2014:
Fixed-maturity securities:
Available-for-sale:
Corporate securities	$1,072	Matrix pricing	Option adjusted spread*	192 (192)
Reserves at fair value: ***
MVLO	(24,478)	Income approach	Annuitizations	0–25%
			Surrenders	0–25%
			Mortality **	0–100%
			Withdrawal Benefit Election	0–50%
GMWB and GMAB	(109,747)	Income approach	Surrenders	0.5–35%
			Mortality **	0–100%

*	No range is applicable due to only one security within classification or the same assumption used on all securities.
**	Mortality assumptions are derived by applying management determined factors to the Annuity 2000 Mortality Table.
***	Certain reseves at fair value related to a new product are not yet modeled and excluded from this disclosure.

(h)	Sensitivity of Fair Value Measurements to Changes in Unobservable Inputs

Fixed-maturity securities matrix pricing: The primary unobservable input used in the matrix pricing model is a benchmark security option adjusted spread (OAS), which is applied to an OAS ratio. A significant yield increase of the benchmark security OAS in isolation could result in a decreased fair value, while a significant yield decrease in OAS could result in an increased fair value.

Annuity and life embedded derivative liabilities: A significant increase (decrease) in the utilization of annuitization benefits could result in a higher (lower) fair value. A significant decrease (increase) in mortality rates, surrender rates, or utilization of lifetime income benefits could result in a higher (lower) fair value.

Financial Statements and Supplemental Schedules	46	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

(i)	Nonrecurring Fair Value Measurements

Occasionally, certain assets and liabilities are measured at fair value on a nonrecurring basis (e.g., impaired assets). At December 31, 2014 and 2013, there were no assets or liabilities reported at fair value on a nonrecurring basis.

(j)	Fair Value of Financial Assets and Liabilities

The following table presents the carrying amounts and fair values of financial assets and liabilities at December 31:

	2014
	Carrying	Fair value
	amount	Level 1	Level 2	Level 3	Total
Financial assets:
Policy loans	$253	—	253	—	253
Financial liabilities:
Investment contracts	$664,924	—	—	665,404	665,404

	2013
	Carrying	Fair value
	amount	Level 1	Level 2	Level 3	Total
Financial assets:
Policy loans	$263	—	263	—	263
Financial liabilities:
Investment contracts	$558,261	—	—	558,633	558,633

Policy loans, which are supported by the underlying cash value of the policies, are carried at unpaid principal balances, which approximate fair value. Therefore, fair value is classified as Level 2.

Investment contracts include certain reserves related to deferred annuity products. These reserves are included in account balances and future policy benefit reserves on the Balance Sheets. The fair values of investment contracts, which include deferred annuities and other annuities without significant mortality risk, are determined by testing amounts payable on demand against discounted cash flows using market interest rates commensurate with the risks involved, including consideration of the Company’s own credit standing and a risk margin for noncapital market inputs.

Changes in market conditions subsequent to year-end may cause fair values calculated subsequent to year-end to differ from the amounts presented herein.

Financial Statements and Supplemental Schedules	47	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

(7)	Financing Receivables

The Company’s financing receivables comprise nontrade receivables. Nontrade receivables are amounts for policy or contract premiums due from the agents and broker-dealers, or amounts due from reinsurers. The nontrade receivables are evaluated on a collective basis for impairment. For additional information, see note 2 for nontrade receivables.

Rollforward of Allowance for Credit Losses

The allowance for credit losses and recorded investment in financing receivables as of December 31 are shown below:

Nontrade
receivables
2014:
Allowance for credit losses:
Beginning balance	$18
Provision	2

Ending balance	20

Ending balance collectively evaluated for impairment	$20

Financing receivables:
Ending balance	$80

Ending balance collectively evaluated for impairment	$80

Nontrade
receivables
2013:
Allowance for credit losses:
Beginning balance	$15
Provision	3

Ending balance	18

Ending balance collectively evaluated for impairment	$18

Financing receivables:
Ending balance	$141

Ending balance collectively evaluated for impairment	$141

Financial Statements and Supplemental Schedules	48	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

Credit Quality Indicators

The Company analyzes certain financing receivables for credit risk by using specific credit quality indicators.

The Company’s nontrade receivables are analyzed for credit risk based upon the customer classification of agent or reinsurer. The nontrade receivable and allowance for credit losses by customer classification as of December 31 are shown below:

	2014			2013
	Agent	Reinsurer	Total	Agent	Reinsurer	Total
Nontrade receivables	$23	57	80	18	123	141
Allowance for credit losses	(20)	—	(20)	(18)	—	(18)

Net nontrade receivable	$3	57	60	—	123	123

Past-due Aging Analysis

Aging analysis of past-due financing receivables as of December 31 is shown below:

	31–60 past due	61–90 past due	Greater than 90 past due	Total past due	Current	Total
2014:
Nontrade receivables	$24	3	21	48	32	80

	31–60 past due	61–90 past due	Greater than 90 past due	Total past due	Current	Total
2013:
Nontrade receivables	$36	1	18	55	86	141

As of December 31, 2014, the Company’s financing receivables do not include any balances, which are on a nonaccrual status, classified as a troubled debt restructuring, or impaired without a corresponding allowance for credit loss.

Financial Statements and Supplemental Schedules	49	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

(8)	Deferred Acquisition Costs

DAC at December 31, and the changes in the balance for the years then ended, are as follows:

	2014	2013	2012
Balance, beginning of year	$104,002	92,245	91,187
Capitalization (1)	16,906	17,321	18,078
Interest	5,541	5,011	5,654
Amortization	(7,383)	(16,169)	(28,163)
Change in shadow DAC	(747)	5,594	5,489

Balance, end of year	$118,319	104,002	92,245

(1)	Reflects prospective adoption of new acquisition cost guidance, in 2012. See note 2 for adoption impact.

The change in shadow DAC balances are impacted by movements in unrealized gains and losses as a result of market conditions.

The Company reviews its best-estimate assumptions each year and records “unlocking” as appropriate. These reviews are based on recent changes in the organization and businesses of the Company and actual and expected performance of in-force policies. The reviews include all assumptions, including mortality, lapses, expenses, and separate account returns. The revised best-estimate assumptions are applied to the current in-force policies to project future gross profits.

Financial Statements and Supplemental Schedules	50	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

The pretax impact on the Company’s assets and liabilities as a result of the unlocking during 2014, 2013, and 2012 is as follows:

	2014	2013	2012
Assets:
DAC	$856	(1,920)	(1,743)
DSI	356	(547)	(565)

Total asset increase (decrease)	1,212	(2,467)	(2,308)

Liabilities:
Account balances and future policy benefit reserves	(1,259)	(4,669)	3,354
Unearned premiums	(2)	—	—

Total liabilities (decrease) increase	(1,261)	(4,669)	3,354

Net increase (decrease)	2,473	2,202	(5,662)
Deferred income tax benefit	866	771	(1,982)

Net increase (decrease)	$1,607	1,431	(3,680)

(9)	Deferred Sales Inducements

DSI at December 31, and the changes in the balance for years then ended, are as follows:

	2014	2013	2012
Balance, beginning of year	$18,345	18,745	22,756
Capitalization	2,370	1,842	1,736
Interest	971	987	1,262
Amortization	(1,762)	(5,171)	(6,664)
Change in shadow DSI	(414)	1,942	(345)

Balance, end of year	$19,510	18,345	18,745

The change in shadow DSI balances are impacted by movements in unrealized gains and losses as a result of market conditions.

Financial Statements and Supplemental Schedules	51	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

(10)	Separate Accounts and Annuity Product Guarantees

Guaranteed minimums for the respective years ended December 31 are summarized as follows (note that the amounts listed are not mutually exclusive, as many products contain multiple guarantees):

	2014			2013
	Account	Net amount	Weighted	Account	Net amount	Weighted
	value	at risk	age (years)	value	at risk	age (years)
GMDB:
Return of premium	$1,514,852	2,221	62.1	1,302,899	1,179	62.2
Ratchet and return of premium	660,984	8,232	64.6	625,593	4,198	64.7
Reset	102,983	677	74.8	109,406	616	76.1

Total	$2,278,819	11,130		2,037,898	5,993

GMIB:
Return of premium	$10,697	132	65.8	11,388	134	66.2
Ratchet and rollup	170,337	23,212	63.6	192,236	20,017	63.5

Total	$181,034	23,344		203,624	20,151

GMAB:
Five years	$26,335	84	67.4	32,307	13	66.5
Target date retirement – 7 year	57,042	368	62.7	58,335	155	61.7
Target date retirement – 10 year	22,803	69	62.3	23,064	29	61.5
Target date with management levers	373,740	3,152	62.0	325,145	611	61.2

Total	$479,920	3,673		438,851	808

GMWB:
No living benefit	$56,606	—	67.0	47,399	—	67.3
Life benefit with optional reset	91,834	4,087	69.9	100,047	3,014	69.1
Life benefit with 8% rollup	34,001	3,691	68.3	36,826	2,348	67.6
Life benefit with management levers	1,241,305	97,957	60.2	1,020,428	45,777	59.6

Total	$1,423,746	105,735		1,204,700	51,139

The net amount at risk has increased in 2014 due to the market performance. The guaranteed rollup on the benefit base has exceeded the market impacts on account values.

Financial Statements and Supplemental Schedules	52	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

At December 31, variable annuity account balances were invested in separate account funds with the following investment objectives. Balances are presented at fair value:

Investment type	2014	2013
Mutual funds:
Bond	$291,694	272,340
Domestic equity	1,172,573	1,020,867
International equity	83,531	92,175
Specialty	623,849	554,262

Total mutual funds	2,171,647	1,939,644
Money market funds	41,586	45,515
Other	1,189	880

Total	$2,214,422	1,986,039

The following table summarizes the liabilities for variable contract guarantees that are reflected in the general account and shown in account balances and future policy benefit reserves on the Balance Sheets:

	GMDB	GMIB	GMAB	GMWB	Totals
Balance as of December 31, 2012	$820	3,758	14,527	52,138	71,243
Incurred guaranteed benefits	531	(791)	(11,900)	(61,222)	(73,382)
Paid guaranteed benefits	(237)	—	(129)	—	(366)

Balance as of December 31, 2013	1,114	2,967	2,498	(9,084)	(2,505)
Incurred guaranteed benefits	669	191	14,372	101,961	117,193
Paid guaranteed benefits	(125)	—	—	—	(125)

Balance as of December 31, 2014	$1,658	3,158	16,870	92,877	114,563

(11)	Accident and Health Claim Reserves

Accident and health claim reserves are based on estimates that are subject to uncertainty. Uncertainty regarding reserves of a given accident year is gradually reduced as new information emerges each succeeding year, thereby allowing more reliable reevaluations of such reserves. While management believes that reserves as of December 31, 2014, are appropriate, uncertainties in the reserving process could cause such reserves to develop favorably or unfavorably in the near term as new or additional information emerges. Any adjustments to reserves are reflected in the operating results of the periods in which they are made. Movements in reserves could significantly impact the Company’s future reported earnings.

Financial Statements and Supplemental Schedules	53	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

Activity in the accident and health claim reserves is summarized as follows:

	2014	2013	2012
Balance at January 1, net of reinsurance recoverable of $264, $200, and $256 respectively	$1,032	2,229	2,514
Incurred related to:
Current year	1,251	868	28
Prior years	283	564	153

Total incurred	1,534	1,432	181

Paid related to:
Current year	49	77	14
Prior years	381	2,552	452

Total paid	430	2,629	466

Balance at December 31, net of reinsurance recoverable of $360, $264, and $200, respectively	$2,136	1,032	2,229

Prior year incurreds for 2014 and 2013 reflect unfavorable claim development with the group marketing and individual LTC lines of business. Prior year incurreds for 2012 reflect unfavorable claim development with the group marketing line of business.

(12)	Reinsurance

The Company primarily enters into reinsurance agreements to manage risk resulting from its life, annuity and accident and health businesses, as well as businesses the Company has chosen to exit.

In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding risks under excess coverage and coinsurance contracts. The Company generally retained between $50 and $1,500 coverage per individual life depending on the type of policy for the years ended December 31, 2014 and 2013.

On LTC business, the Company retains 90% of Limited Benefit Plans, and 90% on claims up through year eight and 20% on claims years nine and beyond for Lifetime Benefit Plans.

The Company monitors the financial exposure to the reinsurers, as well as evaluates the financial strength of the reinsurers on an ongoing basis.

Financial Statements and Supplemental Schedules	54	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

The following table shows the net exposure to reinsurance receivables and recoverable at December 31:

	2014	2013
Reinsurance receivables	$60	126
Reinsurance recoverable	3,091	2,501
Reinsurance payables	(60)	(64)

Net reinsurance exposure	$3,091	2,563

(13)	Income Taxes

(a)	Income Tax Expense (Benefit)

Total income tax expense (benefit) for the years ended December 31 is as follows:

	2014	2013	2012
Income tax (benefit) expense attributable to operations:
Current tax expense (benefit)	$4,774	2,495	17,206
Deferred tax (benefit) expense	(7,907)	1,930	(13,885)

Total income tax (benefit) expense attributable to operations	(3,133)	4,425	3,321
Income tax effect on equity:
Attributable to unrealized gains (losses) for the year	3,397	(12,760)	5,152

Total income tax effect on equity	$264	(8,335)	8,473

Financial Statements and Supplemental Schedules	55	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

(b)	Components of Income Tax (Benefit) Expense

Income tax (benefit) expense computed at the statutory rate of 35% varies from income tax (benefit) expense reported on the Statements of Operations for the respective years ended December 31 as follows:

	2014	2013	2012
Income tax (benefit) expense computed at the statutory rate	$(1,504)	5,916	4,349
Dividends-received deductions and tax-exempt interest	(1,447)	(1,603)	(1,035)
Other	(182)	112	7

Income tax (benefit) expense as reported	$(3,133)	4,425	3,321

(c)	Components of Deferred Tax Assets and Liabilities on the Balance Sheet

Tax effects of temporary differences giving rise to the significant components of the net deferred tax asset (liability), which is included in other assets on the Balance Sheets, at December 31 are as follows:

	2014	2013
Deferred tax assets:
Future benefit reserves	$70,323	27,266
Expense accruals	132	162
Other-than-temporarily impaired assets	—	84
Investment income	—	23,577

Total deferred tax assets	70,455	51,089

Deferred tax liabilities:
Deferred acquisition costs	(36,324)	(31,506)
Due and deferred premium	(6)	(16)
Net unrealized gains on investments	(14,497)	(10,702)
Investment income	(6,253)	—

Total deferred tax liabilities	(57,080)	(42,224)

Net deferred tax assets	$13,375	8,865

Although realization is not assured, the Company believes it is not necessary to establish a valuation allowance for ordinary deferred tax assets, as it is more likely than not the deferred tax assets will be realized principally through future reversals of existing ordinary taxable temporary differences and future ordinary taxable income. For deferred tax assets that are capital in nature, considering all

Financial Statements and Supplemental Schedules	56	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

objective evidence and the available tax planning strategy, it is more likely than not the deferred tax assets that are capital in nature will be realized and no valuation allowance is required. The amount of the ordinary and capital deferred tax assets considered realizable could be reduced in the near term if estimates of future reversals of existing taxable temporary differences and future ordinary and capital taxable income are reduced.

Income taxes paid (received) by the Company were $2,271, $17,449, and $(6,606), in 2014, 2013, and 2012, respectively. The Company had a tax payable to AZOA of $4,713 and $2,210 at December 31, 2014 and 2013, respectively reported in other liabilities on the Balance Sheets.

The Company’s federal income tax return is consolidated with AZOA. The Company is no longer subject to U.S. federal, state, and local, or non-U.S. income tax examinations by tax authorities for years prior to 2011, though examinations by certain U.S. state and local tax authorities may still be conducted for 2008 and subsequent years. The IRS recently conducted an examination of the consolidated returns filed by AZOA for the 2008 and 2009 tax years. These amended returns were accepted by the IRS as filed and review by the Joint Committee on Taxation is now ongoing. The IRS has not proposed any adjustments that materially affect the Company nor has AZOA received notice from the IRS of its intent to examine any subsequent tax periods.

In accordance with the Income Taxes Topic of the Codification, the Company recognizes liabilities for certain unrecognized tax benefits. The Company had no unrecognized tax benefits as of December 31, 2014 and 2013. The Company does not expect any significant changes related to unrecognized tax benefits during the next 12 months.

The Company recognizes interest and penalties accrued related to unrecognized tax benefits in federal income tax expense. During the years ended December 31, 2014, 2013, and 2012, the Company did not recognize any expense related to interest and penalties. The Company accrued $0 for the payment of interest and penalties at December 31, 2014 and 2013.

(14)	Related-party Transactions

(a)	Real Estate

The Company subleases office space from Fireman’s Fund Insurance Company (an affiliate). In connection with this agreement, the Company incurred rent expense of $32, 29, and $26 in 2014, 2013, and 2012, respectively, which is included in general and administrative expenses on the Statements of Operations.

(b)	Service Fees

The Company has incurred fees for certain administrative services provided by Allianz Life of $8,368, $6,454, and $6,799 in 2014, 2013, and 2012, respectively. The Company’s liability for these fees was $948 and $939 as of December 31, 2014 and 2013, respectively, and is included in other liabilities on the Balance Sheets.

Financial Statements and Supplemental Schedules	57	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

The Company has incurred fees for certain investment advisory services provided by affiliated companies of $212, $199, and $184 in 2014, 2013, and 2012, respectively. The Company’s liability for these charges was $22 and $15 as of December 31, 2014 and 2013, respectively, and is included in other liabilities on the Balance Sheets.

The Company has agreements with its affiliates Pacific Investment Management Company (PIMCO), Oppenheimer Capital LLC (OpCap), and with certain other related parties whereby (1) specific investment options managed by PIMCO and OpCap are made available through the Company’s separate accounts to holders of the Company’s variable annuity products, (2) the Company receives compensation for providing administrative and recordkeeping services relating to the investment options managed by PIMCO and OpCap. Income recognized by the Company from these affiliates for distribution and in-force related costs as a result of providing investment options to the contract holders was $1,182, $1,109, and $957 during 2014, 2013, and 2012, respectively, which is included in other revenue on the Statements of Operations. At December 31, 2014 and 2013, $97 and $192, respectively, was included for these fees in receivables on the Balance Sheets.

The Company has incurred commission expense related to the distribution of variable annuity products from Allianz Life Financial Services, LLC, (ALFS) an affiliated company, in the amount of $24,771, $22,493, and $21,613 for the years ended December 31, 2014, 2013, and 2012, respectively.

The Company has an agreement with ALFS, whereby 12b-1 fees are assigned to the Company and Allianz Life. The Company has also agreed with Allianz Life to share in reimbursing ALFS for the excess of ALFS expenses over revenues, exclusive of trading gains (losses). In the event that revenues exceed expenses, ALFS records a reimbursement to the Company and Allianz Life. The Company recorded revenue from this agreement of $3,860, $3,109, and $2,312 for the years ended December 31, 2014, 2013, and 2012, respectively. The Company recorded expenses related to this agreement of $1,454, $1,656, and $2,185, for the years ended December 31, 2014, 2013, and 2012, respectively.

(c)	Capital Contributions

The Company received a cash capital contribution of $20,000 from Allianz Life in 2012.

(15)	Employee Benefit Plans

The Company participates in the Allianz Asset Accumulation Plan (AAAP), a defined contribution plan sponsored by Allianz of America Corporation (AZOAC). Eligible employees are immediately enrolled in the AAAP on their first day of employment. The AAAP will accept participants’ pretax, Roth 401(k) and/or after-tax contributions up to 80.0% of the participants’ eligible compensation, although contributions remain subject to annual limitations set by the IRS. In 2014, 2013, and 2012, the Company matched up to a maximum of 7.5% of the employees’ eligible compensation. Participants are 100% vested in the Company’s matching contribution after three years of service.

Financial Statements and Supplemental Schedules	58	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

The AAAP administration expenses and the trust fund, including trustee fees, investment manager fees, and audit fees, are payable from the trust fund but may, at the Company’s discretion, be paid by the Company. Any legal fees are not paid from the trust fund, but are instead paid by the Company. It is the Company’s policy to fund the AAAP costs as incurred. The Company has expensed $214, $144, and $123 in 2014, 2013, and 2012, respectively, toward the AAAP matching contributions and administration expenses.

In addition to the AAAP, the Company offers certain benefits to eligible employees, including a comprehensive medical, dental, and vision plan and a flexible spending plan.

(16)	Statutory Financial Data and Dividend Restrictions

Statutory accounting practices prescribed or permitted by the Company’s state of domicile are directed toward insurer solvency and protection of policyholders. Accordingly, certain items recorded in financial statements prepared under GAAP are excluded or vary in calculation in determining statutory policyholders’ surplus and gain from operations. Currently, these items include, among others, DAC, furniture and fixtures, deferred taxes, accident and health premiums receivable, which are more than 90 days past due, reinsurance, certain investments, and undeclared dividends to policyholders. Additionally, account balances and future policy benefit reserves and policy and contract claims calculated for statutory reporting do not include provisions for withdrawals.

The Company’s statutory capital and surplus reported in the statutory annual statements filed with the State of New York as of December 31, 2014 and 2013 were $165,195 and $97,828, respectively.

The Company is required to meet minimum statutory capital and surplus requirements. The Company’s statutory capital and surplus as of December 31, 2014 and 2013 were significantly in excess of these requirements. The maximum amount of dividends that can be paid by New York insurance companies to stockholders without prior approval of the Department is subject to restrictions relating to statutory earned surplus, also known as unassigned funds. Unassigned funds are determined in accordance with the accounting procedures and practices governing preparation of the statutory annual statements. In accordance with New York statutes, the maximum amount of ordinary dividends that can be paid by the Company is the greater of 10% of prior year-end capital and surplus, or the prior year net gain from operations, but is limited by the amount in unassigned surplus. Based on these limitations, ordinary dividends of $36,291 can be paid in 2015 without the approval of the Department. The Company paid no dividends in 2014, 2013, and 2012.

Regulatory Risk-Based Capital

An insurance enterprise’s state of domicile imposes minimum risk-based capital requirements that were developed by the NAIC. The formulas for determining the amount of risk-based capital specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of an enterprise’s regulatory total adjusted capital to its authorized control-level risk-based capital, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. This ratio for the Company significantly exceeds required minimum thresholds, as of December 31, 2014 and 2013.

Financial Statements and Supplemental Schedules	59	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

(17)	Commitments and Contingencies

The Company is or may become subject to claims and lawsuits that arise in the ordinary course of business. In the opinion of management, the ultimate resolution of any such known litigation will not have a material adverse effect on the Company’s financial position. The Company is contingently liable for possible future assessments under regulatory requirements pertaining to insolvencies and impairments of unaffiliated insurance companies. Provision has been made for assessments currently received and assessments anticipated for known insolvencies.

The financial services industry, including mutual fund, variable and fixed annuity, life insurance, and distribution companies, is subject to close scrutiny by regulators, legislators, and the media.

Federal and state regulators regularly make inquiries and conduct examinations or investigations concerning various selling practices in the annuity industry, including suitability reviews, product exchanges, sales to seniors, and compliance with, among other things, insurance laws and securities laws. State regulators have also been investigating various practices relating to unclaimed property, and the Company has reached settlement agreements with some state regulators regarding unclaimed property. The Company is also subject to ongoing market conduct examinations and investigations by regulators, which may have a material adverse effect on the Company.

It can be expected that annuity product design and sales practices will be an ongoing source of regulatory scrutiny and enforcement actions, litigation, and rulemaking. Similarly, private litigation regarding sales practices is ongoing against a number of insurance companies.

These matters could result in legal precedents and new industry-wide legislation, rules, and regulations that could significantly affect the financial services industry, including life insurance and annuity companies. It is unclear at this time whether any such litigation or regulatory actions will have a material adverse effect on the Company in the future. When evaluating litigation, claims, and assessments, management considers the nature of the litigation, progress of the case, opinions or views of legal counsel, as well as prior experience in similar cases. Management uses this information to assess whether a loss is probable and if the amount of loss can be reasonably estimated prior to making any accruals.

The Company leases office space as mentioned in note 14. Expense for the operating lease was $32, $29, and $26 in 2014, 2013, and 2012, respectively. The future minimum lease payments required under operating leases are as follows:

2015	$22
2016	24
2017	24
2018	24
2019	24
2020 and beyond	12

Total	$130

Financial Statements and Supplemental Schedules	60	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

(18)	Segment Information

The Company has organized its principal operations into the following segments: Individual Annuities and Other products.

The Individual Annuities segment consists of variable and fixed annuities, which are provided through independent distribution channels made up of broker dealers and agents and registered representatives. Revenues for the Company’s fixed annuity products are primarily earned as net investment income on invested assets supporting fixed account balances, with profitability driven by the spread between net investment income earned and interest credited to account balances. Although the Company discontinued selling fixed annuity products in 2011, the in-force volume is significant and thus included within the Individual Annuities segment. Revenues for the company’s variable annuity products are primarily earned as management and expense fees charged on underlying account balances.

The Other products segment consists of closed blocks of Life, LTC, and Special Markets products. The Company discontinued selling Life products in 2010 and LTC products in 2009. The Special Markets products include individual and group annuity and life products, including whole and term life insurance. Although other products are part of the combined results, the Company does not allocate additional resources to these areas other than to maintain the operational support to its current customers.

The Company does not maintain segregated investment portfolios for each segment. Investment-related income, gains, and losses are allocated to the segments based on reserve levels and capital requirements.

Financial Statements and Supplemental Schedules	61	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

Segment results are reconciled to the statements of operations in the tables below:

	Year ended December 31, 2014
	Individual annuities	Other	Total
Revenue:
Net premiums and policy fees	$58,728	2,988	61,716
Interest and similar income, net	27,284	1,566	28,850
Change in fair value of assets and liabilities	66,815	—	66,815
Realized investment gains, net	73	4	77
Fee, commission, and other revenue	6,869	(5)	6,864

Total revenue	159,769	4,553	164,322

Benefits and expenses:
Net benefits	138,957	4,936	143,893
General and administrative expenses and commissions	38,886	903	39,789
Change in deferred acquisition costs, net	(15,088)	24	(15,064)

Total benefits and expenses	162,755	5,863	168,618

Pretax (loss)	$(2,986)	(1,310)	(4,296)

Financial Statements and Supplemental Schedules	62	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

	Year ended December 31, 2013
	Individual annuities	Other	Total
Revenue:
Net premiums and policy fees	$47,281	3,452	50,733
Interest and similar income, net	28,590	1,074	29,664
Change in fair value of assets and liabilities	(78,973)	—	(78,973)
Realized investment gains, net	796	33	829
Fee, commission, and other revenue	5,904	—	5,904

Total revenue	3,598	4,559	8,157

Benefits and expenses:
Net benefits	(42,034)	3,931	(38,103)
General and administrative expenses and commissions	34,595	924	35,519
Change in deferred acquisition costs, net	(6,440)	277	(6,163)

Total benefits and expenses	(13,879)	5,132	(8,747)

Pretax income (loss)	$17,477	(573)	16,904

Financial Statements and Supplemental Schedules	63	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

	Year ended December 31, 2012
	Individual annuities	Other	Total
Revenue:
Net premiums and policy fees	$36,997	3,195	40,192
Interest and similar income, net	29,905	945	30,850
Change in fair value of assets and liabilities	(14,676)	—	(14,676)
Realized investment gains, net	14,170	332	14,502
Fee, commission, and other revenue	4,698	—	4,698

Total revenue	71,094	4,472	75,566

Benefits and expenses:
Net benefits	20,914	2,656	23,570
General and administrative expenses and commissions	34,590	550	35,140
Change in deferred acquisition costs, net	4,657	(227)	4,430

Total benefits and expenses	60,161	2,979	63,140

Pretax income	$10,933	1,493	12,426

Financial Statements and Supplemental Schedules	64	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

(19)	Changes in and Reclassifications from Accumulated Other Comprehensive Income (AOCI)

Changes in AOCI, net of tax, by component consist of the following:

	Year ended December 31, 2014
	Net unrealized gain (losses) on securities	OTTI gains (losses) in OCI	Total AOCI
Beginning balance	$10,347	—	10,347
OCI before reclassifications	6,280	74	6,354
Amounts reclassified from AOCI	29	(74)	(45)

Net OCI	6,309	—	6,309

Ending balance	$16,656	—	16,656

	Year ended December 31, 2013
	Net unrealized gain (losses) on securities	OTTI gains (losses) in OCI	Total AOCI
Beginning balance	$34,045	—	34,045
OCI before reclassifications	(23,023)	(157)	(23,180)
Amounts reclassified from AOCI	(675)	157	(518)

Net OCI	(23,698)	—	(23,698)

Ending balance	$10,347	—	10,347

Financial Statements and Supplemental Schedules	65	(Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2014 and 2013

(In thousands, except security holdings quantities)

Reclassifications from AOCI, net of tax, consist of the following:

	Amount reclassified from AOCI		Affected line item
	December 31,		in the
AOCI	2014	2013	Statements of Operations
Net unrealized (loss) gain on securities:
Available-for-sale securities	$(44)	1,038	Realized investment gains, net
	(15)	363	Income tax (benefit) expense

	(29)	675	Net (loss) income

OTTI gains in OCI:
Other than temporary impairments	115	(241)	Realized investment gains, net
	41	(84)	Income tax (benefit) expense

	74	(157)	Net (loss) income

Total amounts reclassified from AOCI	$45	518	Total net (loss) income

(20)	Subsequent Events

No material subsequent events have occurred since December 31, 2014, through March 23, 2015 that require adjustments to the financial statements.

Financial Statements and Supplemental Schedules	66

Schedule I

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Summary of Investments – Other than Investments in Related Parties

December 31, 2014

(In thousands)

Type of investment	Amortized cost (1)	Fair value	Amount at which shown in the balance sheet
Fixed-maturity securities:
U.S. government	$93,692	95,077	95,077
States and political subdivisions	11,679	11,942	11,942
Foreign government	2,517	2,547	2,547
Public utilities	36,746	41,328	41,328
Corporate securities	328,406	357,330	357,330
Mortgage-backed securities	140,682	146,917	146,917

Total fixed-maturity securities	613,722	655,141	655,141

Equity Securities, trading	1,855	1,858	1,858

Total other investments	1,855	1,858	1,858

Other investments:
Short term securities	13,728		13,728
Policy loans	253		253
Derivatives	4,516		4,516

Total other investments	18,497		18,497

Total investments	$634,074		675,496

(1)	Original cost of fixed-maturity securities reduced by repayments and adjusted for amortization of premiums or accrual discounts

See accompanying report of independent registered public accounting firm.

Financial Statements and Supplemental Schedules	67

Schedule II

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Supplementary Insurance Information

Years ended December 31, 2014, 2013, and 2012

(In thousands)

	December 31					Year ended December 31
	Deferred acquisition costs	Deferred sales inducements	Account balances and future benefit reserves	Unearned premiums	Policy and contract claims	Net premium and policy fees	Interest and similar income, net	Net benefits	Net change in deferred sales inducements*	Net change in deferred acquisition costs**	Other operating expenses
2014:
Annuities	$115,271	19,510	670,265	—	—	58,728	27,284	140,536	(1,579)	(15,088)	38,886
Other	3,048	—	20,746	1,518	2,787	2,988	1,566	4,936	—	24	903

	$118,319	19,510	691,011	1,518	2,787	61,716	28,850	145,472	(1,579)	(15,064)	39,789

2013:
Annuities	$100,897	18,345	561,358	—	—	47,281	28,590	(44,376)	2,342	(6,440)	34,595
Other	3,105	—	16,762	1,559	1,528	3,452	1,074	3,931	—	277	924

	$104,002	18,345	578,120	1,559	1,528	50,733	29,664	(40,445)	2,342	(6,163)	35,519

2012:
Annuities	$89,006	18,745	678,701	—	—	36,997	29,905	17,250	3,664	4,657	34,590
Other	3,239	—	14,703	1,539	2,684	3,195	945	2,654	2	(227)	550

	$92,245	18,745	693,404	1,539	2,684	40,192	30,850	19,904	3,666	4,430	35,140

*	See note 8 for aggregate gross amortization of deferred sales inducements.
**	See note 7 for aggregate gross amortization of deferred acquisition costs.

See accompanying report of independent registered public accounting firm.

Financial Statements and Supplemental Schedules	68

Schedule III

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Reinsurance

Years ended December 31, 2014, 2013, and 2012

(In thousands)

	Direct	Ceded to other	Assumed from other	Net	Percentage of amount assumed
Year ended	amount	companies	companies	amount	to net
December 31, 2014:
Life insurance in force	$77,593	67,376	—	10,217	—%
Premiums and policy fees:
Life	$902	916	—	(14)	—
Annuities	58,727	—	—	58,727	—
Accident and health	3,529	526	—	3,003	—

Total premiums and policy fees	$63,158	1,442	—	61,716	—%

December 31, 2013:
Life insurance in force	$84,046	73,019	—	11,027	—%
Premiums and policy fees:
Life	$1,389	975	—	414	—
Annuities	47,280	—	—	47,280	—
Accident and health	3,613	574	—	3,039	—

Total premiums and policy fees	$52,282	1,549	—	50,733	—%

December 31, 2012:
Life insurance in force	$93,755	82,448	—	11,307	—%
Premiums and policy fees:
Life	$1,088	1,009	—	79	—
Annuities	36,997	—	—	36,997	—
Accident and health	3,662	547	1	3,116	—

Total premiums and policy fees	$41,747	1,556	1	40,192	—%

See accompanying report of independent registered public accounting firm.

Financial Statements and Supplemental Schedules	69